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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                        PRINCIPAL FINANCIAL GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

PRINCIPAL FINANCIAL GROUP LOGO

April 3, 2003

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Principal Financial Group, Inc., to be held on Monday, May 19, 2003, at 9:00 a.m., local time, at 711 High Street, Des Moines, Iowa.

     The notice of annual meeting and proxy statement accompany this letter and provide an outline of the business to be conducted at the meeting. Also, I will report on the progress of the Company during the past year and answer shareholder questions.

     We encourage you to read this proxy statement and vote your shares. You do not need to attend the annual meeting to vote. You may complete, date and sign the enclosed proxy card and return it in the envelope provided, or vote by proxy using the telephone or via the Internet. Thank you for acting promptly.

                                          Sincerely,

                                          -s- J. Barry Griswell
                                          J. BARRY GRISWELL
                                          Chairman, President and Chief
                                          Executive Officer

                        PRINCIPAL FINANCIAL GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 19, 2003

                             ---------------------

     The annual meeting of shareholders of Principal Financial Group, Inc. (the "Company") will be held at 711 High Street, Des Moines, Iowa, on Monday, May 19, 2003, at 9:00 a.m., local time. The purposes of the meeting are to:

        1. Elect five directors, each for a term of three years ending at the annual meeting to be held in 2006 or until their respective successors are elected and qualified;

        2. Ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2003; and

        3.  Act on any other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 21, 2003, are entitled to vote at the meeting. It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote in one of the following ways:

- By telephone, by calling the toll-free telephone number shown on the proxy card;

- Through the Internet, by visiting the website noted on the proxy card; or

- By completing, signing and promptly returning the enclosed proxy card in the enclosed postage-paid envelope.

                                          By Order of the Board of Directors

                                          -s- Joyce N. Hoffman
                                          JOYCE N. HOFFMAN
                                          Senior Vice President and Corporate
                                          Secretary

April 3, 2003

                               TABLE OF CONTENTS

Voting Procedures And Security Ownership....................    1
Proposal One -- Election Of Directors.......................    3
Governance Of The Company...................................    5
Compensation Of Directors...................................    8
Audit Committee Charter And Report..........................   10
Proposal Two -- Ratification Of Appointment Of Independent
  Auditors..................................................   11
Security Ownership Of Certain Beneficial Owners And
  Management................................................   12
Executive Compensation......................................   14
Annual Report On Form 10-K..................................   28
Other Matters...............................................   28
Stock Held By Brokers, Banks and Nominees...................   28
Delivery Of Documents.......................................   29
Shareholders Proposals For 2004 Meeting.....................   29
Appendix A -- Audit Committee Charter.......................  A-1

                                PROXY STATEMENT

                        PRINCIPAL FINANCIAL GROUP, INC.
                                711 HIGH STREET
                          DES MOINES, IOWA 50392-0100

                    VOTING PROCEDURES AND SECURITY OWNERSHIP

GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Directors of Principal Financial Group, Inc. (the "Company") in connection with the annual meeting of shareholders of the Company to be held on Monday, May 19, 2003, at 9:00 a.m., local time, at 711 High Street, Des Moines, Iowa, and at any adjournment or postponement thereof (the "Annual Meeting"). This proxy statement, the enclosed proxy card and the enclosed Annual Report for 2002 were first sent to shareholders on or about April 3, 2003.

     The Company became a publicly-held company effective October 26, 2001, upon the completion of the conversion of Principal Mutual Holding Company from a mutual insurance holding company to a stock company and the initial public offering of shares of the Company's common stock ("Common Stock") under the terms of the Plan of Conversion (the "Plan of Conversion"). This process is sometimes referred to in this proxy statement as the "Demutualization." The Company is the ultimate parent of Principal Life Insurance Company ("Principal Life").

VOTING RIGHTS

     Only shareholders of record at the close of business on March 21, 2003, (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 328,333,079 shares of Common Stock outstanding. Each share outstanding on the Record Date is entitled to one vote on each matter to be voted on at the meeting.

     A plurality of the shares voting is required for the election of directors. Approval of the other matter that is before the meeting will require the affirmative vote of the holders of a majority of the shares represented at the meeting and voting on the matter. No votes may be taken at the meeting, other than a vote to adjourn, unless a quorum has been constituted consisting of the representation of one-third of the outstanding shares as of the Record Date. Proxies marked as abstaining and proxies containing broker non-votes on any matter to be acted upon by shareholders will be treated as present at the meeting for the purpose of determining a quorum but will not be counted as shares voting on such matters. Votes will be tabulated under the supervision of Mellon Investor Services, LLC, which has been designated by the Board of Directors to act as inspector of the election.

VOTING OF PROXIES

     Your proxy in the form enclosed is solicited by the Board of Directors of the Company for use at the Annual Meeting and all valid proxies will be voted. Except to the extent that contrary instructions are given by shareholders in the places provided in the proxy, it is the intention of the persons named in the proxy to vote "for" each of the nominees for the Board of Directors and "for" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors. A proxy may be revoked at any time prior to its use. Such revocation may be made in person at the Annual Meeting, by a notice in writing delivered to the Corporate Secretary of the Company or by a proxy bearing a later date.

     Subject to the limitations described below, shareholders may vote by proxy as follows: (i) by using the accompanying proxy card, (ii) by telephone, or
(iii) through the Internet. When voting using any of these methods, as to the election of directors, you may (a) vote for all of the director nominees as a group, (b) vote for all of the director nominees as a group, except those nominees whose names you specify, or (c) withhold your vote from all nominees as a group. As to the other proposal, you may vote "for" or "against" the item or "abstain" from voting. If you properly vote by proxy by any of the methods described herein but do not specify any choices, you will thereby confer authority upon the persons named as proxies to vote your shares in their discretion. A proxy also confers discretionary authority on these individuals to vote your shares on any matter that was not known on the date of this proxy statement but is properly presented at the Annual Meeting, including voting on the election of any substitute nominees selected by the Board of Directors in the event any nominees are unable or decline to serve.

     The expense of proxy solicitation will be borne by the Company. Depending upon the response to the initial solicitation, proxies may be solicited in person or by mail, telephone, electronic mail or facsimile by officers or regular employees of the Company. Also depending upon the response to the initial solicitation, the Company may retain an agent to assist the solicitation. The Company estimates that the cost of such assistance would be approximately $10,000, plus reimbursement of certain out-of-pocket expenses. The Company will reimburse brokers and others for expenses they incur in forwarding proxy materials to you.

VOTING BY PROXY CARD

     Any shareholder of record as of the Record Date may vote by proxy by using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares of Common Stock represented by the proxy will be voted as you specify on the proxy card.

VOTING BY TELEPHONE OR THROUGH THE INTERNET

     If you are a registered shareholder as of the Record Date (that is, you own shares of Common Stock in your own name and not through a broker, nominee or in some other "street name" capacity), you may, as an alternative to voting by mail, vote via the telephone or Internet (please see the accompanying proxy card for instructions on how to access the telephone and Internet voting systems). If you hold shares of Common Stock in "street name" as of the Record Date, your broker or other nominee will advise you whether you may vote by telephone or through the Internet as an alternative to voting by mail.

VOTING SHARES HELD IN COMPANY PLANS

     Shares of Common Stock held in The Principal Select Savings Plans are held of record and are voted by the trustees of the respective plans. Participants in these plans may direct the trustees as to how to vote shares allocated to their accounts. A participant may give voting instructions by completing the voting instruction card or, by following the instructions on the card, provide voting instructions by telephone or through the Internet. The trustees of these plans will vote shares as to which they have not received voting instructions as the trustees determine in their sole discretion.

VOTING SHARES HELD IN DEMUTUALIZATION SEPARATE ACCOUNT

     In connection with the Demutualization, the Company issued shares of Common Stock to a separate account which Principal Life established to fund policy credits received as Demutualization compensation by certain qualified employee benefit plans that own group annuity contracts issued by Principal Life. Although these shares are held of record and will be voted by Principal Life at the Annual Meeting, the plans may direct Principal Life how to vote shares allocated to plan accounts. A plan may give voting instructions by completing the voting instruction card that accompanies this proxy statement or, by following the instructions on the card, provide voting instructions by telephone or through the Internet. Principal Life will "mirror vote" separate account shares as to which it has not received direction. This means that Principal Life will vote the shares as to which it has not received direction in the same proportion -- for, against or abstain -- as the shares in the Demutualization separate account for which it has received instructions.

     THE BOARD OF DIRECTORS URGES YOU TO EXERCISE YOUR RIGHT TO VOTE BY RETURNING THE ENCLOSED PROXY CARD, BY USING THE TELEPHONE OR THROUGH THE INTERNET.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     The Board of Directors of the Company (the "Board") is divided into three classes. One class is elected each year to hold office for a term of three years. At the Annual Meeting, five directors are to be elected to hold office until the annual meeting of shareholders to be held in the year 2006, "Class II Directors". Four of the nominees are currently directors of the Company. One nominee has not previously served as a director of the Company. There is no cumulative voting, and the five nominees receiving the most votes will be elected by a plurality. The remaining directors of the Company, whose terms expire in the year 2004 ("Class III Directors") or the year 2005 ("Class I Directors"), will continue to serve in accordance with their previous election or appointment. Donald M. Stewart, who has served as a director of the Company since it was formed in 2001 and of Principal Life since 1979, will retire from the Board at the time of the Annual Meeting. Arjun K. Mathrani, a new nominee for director of the Company, has been nominated by the Board to fill the vacancy in Class II.

     Unless authority is withheld by the shareholder, it is the intention of the persons named in the enclosed proxy card to vote for the nominees listed and, in the event any nominees are unable or decline to serve, to vote for the balance of the nominees and for any substitutes selected by the Board. The name, age, principal occupation and other information concerning each current director and each nominee are set forth below.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ALL THE NOMINEES.

  NOMINEES FOR CLASS II DIRECTORS FOR TERMS TO EXPIRE IN 2006.

J. BARRY GRISWELL, 54

     J. Barry Griswell has been Chairman, President and Chief Executive Officer of the Company and Principal Life since 2002, a director of the Company since 2001, and a Principal Life director since 1998. Prior thereto, he had been President and Chief Executive Officer of the Company since April 2001, and President and Chief Executive Officer of Principal Life since January 2000. Prior to January 2000, Mr. Griswell held the following positions with Principal
Life: President from 1998-2000 and Executive Vice President from 1996-1998. He is a Chartered Life Underwriter, a Chartered Financial Consultant and a LIMRA Leadership Institute Fellow. He is Chair of the Executive Committee of the Board.

CHARLES S. JOHNSON, 65

     Charles S. Johnson has been a director of the Company since 2001, and of Principal Life since 1995. Mr. Johnson is the retired Executive Vice President of E. I. Du Pont de Nemours and Company, a chemical company, a position he held in 1999. Prior to his position with DuPont, he was Chairman, President and Chief Executive Officer of Pioneer Hi-Bred International, Inc., an agricultural seed company, from December 1996-1999. Mr. Johnson is a member of the Human Resources Committee of the Board.

RICHARD L. KEYSER, 60

     Richard L. Keyser has been a director of the Company and Principal Life since 2002. Mr. Keyser has served as Chairman of the Board of W.W. Grainger, Inc., an industrial distributor of products used by businesses to maintain, repair and operate their facilities. Mr. Keyser is also a director of Rohm and Haas Company, a chemical company. Mr. Keyser currently serves on the Audit Committee of the Board and has been appointed by the Board to serve on the Nominating Committee beginning May 19, 2003, upon the election of Arjun K. Mathrani to the Board. At such time, Mr. Keyser will no longer be a member of the Audit Committee.

ARJUN K. MATHRANI, 58

     Arjun K. Mathrani teaches courses in Finance and Banking at New York University's Stern School of Business, at St. John's University, New York, and at Cambridge University's Judge Institute of Management. In 1998, Mr. Mathrani was the Chief Executive Officer of ING Barings in London. He retired from Chase Manhattan Bank in 1997 where he served as Chief Financial Officer between 1994 and 1997. Between 1991 and 1994, Mr. Mathrani was Chase's Corporate Treasurer. Mr. Mathrani served in a number of senior international positions with Chase, including Head of Latin American Corporate Banking (1988-1991), Country Manager for Korea (1984-1988), Senior Credit Executive for Latin America (1979-1984), Credit Officer for Brazil and Argentina (1978-1979), and as founder of Chase's Country Risk Management Program in 1976. Upon his election at the Annual Meeting, Mr. Mathrani will serve on the Audit Committee of the Board, at which time Mr. Keyser will no longer serve on the Audit Committee of the Board.

ELIZABETH E. TALLETT, 54

     Elizabeth E. Tallett has been a director of the Company since 2001, and of Principal Life since 1992. Ms. Tallett has been a Principal of Hunter Partners, LLC, which provides management services to developing life sciences companies, since July 2002, and Chief Executive Officer of Marshall Pharmaceuticals, Inc., a specialty pharmaceutical company, since November 2000. She has also been President and Chief Executive Officer of Dioscor Inc., a biopharmaceutical firm, since 1996. Ms. Tallett was President and Chief Executive Officer of Ellard Pharmaceuticals, Inc. and Galenor, Inc., both biopharmaceutical companies, from 1997-2002 and 1999-2000, respectively. She is a director of Coventry Health Care, Inc., a managed health care company, IntegraMed America, Inc., a health services company, Varian, Inc., a supplier of scientific instruments, and Varian Semiconductor Equipment Associates, Inc., a semiconductor equipment company. Ms. Tallett serves as Alternate Presiding Director of the Board and is Chair of the Audit Committee and a member of the Executive and Board Affairs and Governance Committees of the Board.

     CONTINUING CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2004.

DAVID J. DRURY, 58

     David J. Drury has been a director of the Company since 2001, and of Principal Life since 1993. Prior to January 2002, he was Chairman of the Company since April 2001, and Chairman of Principal Life since January 2000. Prior to 2000, Mr. Drury was Chairman and Chief Executive Officer of Principal Life from 1995 to 1999. He is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. He is a member of the Executive Committee of the Board.

C. DANIEL GELATT, 55

     C. Daniel Gelatt has been a director of the Company since 2001, and of Principal Life since 1988. Mr. Gelatt has been President of NMT Corporation, a computer software and microfilm service business, since 1986. He serves as Presiding Director of the Board and is Chair of the Board Affairs and Governance Committee and a member of the Executive and Human Resources Committees of the Board.

SANDRA L. HELTON, 53

     Sandra L. Helton has been a director of the Company and Principal Life since 2001. Ms. Helton has been Executive Vice President and Chief Financial Officer of Telephone & Data Systems, Inc., a diversified telecommunications corporation, since 1998. She is a director of Telephone & Data Systems and U.S. Cellular Corporation, a wireless telecommunications company. She is a member of the Audit and Strategic Issues Committees of the Board.

VICTOR H. LOEWENSTEIN, 64

     Victor H. Loewenstein has been a director of the Company since 2001, and of Principal Life since 1991. Mr. Loewenstein has been senior director of Egon Zehnder International, a management consulting firm, since November 2001. Prior to November 2001, he was managing partner of Egon Zehnder International since 1979. He is a member of the Nominating Committee of the Board.

FEDERICO F. PENA, 56

     Federico F. Pena has been a director of the Company since 2001, and of Principal Life since 1999. Mr. Pena has been Managing Director of Vestar Capital Partners, an investment firm specializing in management buyouts, recapitalizations and growth capital investments, since 2000. He served as Vestar's

Senior Advisor from 1998-2000. Prior to joining Vestar, Mr. Pena was Secretary of the U.S. Department of Energy from 1996-1998. He is a director of four mutual funds in the Marsico Funds family of mutual funds, Valor Communications, a telecommunications company, and Sonic, Inc., a franchiser of drive-in restaurants. He is a member of the Nominating and Strategic Issues Committees of the Board.

  CONTINUING CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2005.

BETSY J. BERNARD, 47

     Betsy J. Bernard has been a director of the Company since 2001, and of Principal Life since 1999. Ms. Bernard has been President of AT&T since October 2002. Prior to October 2002, she was Chief Executive Officer of AT&T Consumer since April 2001. She was Executive Vice President -- National Mass Markets of Qwest Communications, formerly US WEST, from July 2000-January 2001. Prior to July 2000, she was Executive Vice President -- Retail Markets of US WEST from August 1998-July 2000; President and Chief Executive Officer of US WEST Long Distance from June 1998-August 1998; and President and Chief Executive Officer of Avirnex Communications Group from December 1997-June 1998. She is the Chair of the Nominating Committee and a member of the Board Affairs and Governance Committee of the Board.

JOCELYN CARTER-MILLER, 45

     Jocelyn Carter-Miller has been a director of the Company since 2001, and of Principal Life since 1999. Ms. Carter-Miller has been Executive Vice President and Chief Marketing Officer of Office Depot, Inc. since February 2002. Prior to that time, Ms. Carter-Miller held the position of Corporate Vice President and Chief Marketing Officer of Motorola, Inc. since February 1999. Prior to February 1999, she held the following positions with Motorola: Vice President, CLQC, Consumer Solutions Group, Personal Communications Sector from 1998-1999; and Vice President and General Manager, Worldwide Networks Division from 1997-1998. She is Chair of the Strategic Issues Committee and a member of the Audit Committee of the Board.

GARY E. COSTLEY, 59

     Gary E. Costley has been a director of the Company and Principal Life since 2002. Mr. Costley has been Chairman and Chief Executive Officer of International Multifoods Corporation, a manufacturer and marketer of branded consumer food and foodservice products in North America, since November 2001. He was Chairman, President and Chief Executive Officer of International Multifoods from 1997-2001. He is a director of International Multifoods and Pharmacopeia, Inc., a firm specializing in technology-based products and services that improve and accelerate drug discovery and chemical development. Mr. Costley is a member of the Human Resources Committee of the Board.

WILLIAM T. KERR, 61

     William T. Kerr has been a director of the Company since 2001, and of Principal Life since 1995. Mr. Kerr has been Chairman and Chief Executive Officer of Meredith Corporation, a media and marketing company, since January 1998. Prior to that time, he served as President and Chief Executive Officer of Meredith from 1997-1998. He is a director of Meredith, Maytag Corporation, a manufacturer of household appliances, and Storage Technology Corporation, a manufacturer of information storage and retrieval devices. Mr. Kerr is Chair of the Human Resources Committee and a member of the Executive and Board Affairs and Governance Committees of the Board.

                           GOVERNANCE OF THE COMPANY

     The business and affairs of the Company are managed under the direction of the Board. The Board has established standing committees and adopted policies and practices to assist it in fulfilling its responsibilities. During 2002, the Board committee with responsibility for governance matters conducted a review of the Company's corporate governance practices and policies. The purpose of the review was to assess the Company's current practices and policies and to prepare for compliance with new standards proposed by the New York Stock Exchange for its listed companies and by the Sarbanes-Oxley Act of 2002, which became law on July 30, 2002. The Committee recommended a number of actions as a result of its review, which subsequently have been addressed by the Board and its committees. These include development of Director Independence Guidelines and review of each director's situation under those guidelines for a determination of independence or non-independence; changes to the Audit, Human Resources and Nominating Committee charters and adoption of a new charter for the Board Affairs and Governance Committee; a change in the membership of the Board Affairs and Governance Committee so that it is comprised solely of independent directors, as are the Audit, Human Resources and Nominating Committees; changes to the Policy on Auditor Independence; a review of the Company's Statement of Business Practices (which for purposes of the proposed New York Stock Exchange listing standards is the Company's code of business conduct and ethics) and development of the Company's Corporate Governance Guidelines. Information relating to the governance of the Company may be found on the Company's website, at www.principal.com.

     The Board held five meetings in 2002, and each of the directors then in office attended at least 75% of the aggregate of the meetings of the Board and the Committees of the Board of which the director was a member, except for Dr. Stewart, who is retiring from the Board at the time of the Annual Meeting.

     The Committees established by the Board include the following:

AUDIT COMMITTEE

     The members of the Audit Committee are appointed by the Board after considering the recommendations of the Nominating Committee. A director may be appointed to or continue to serve on the Audit Committee only if the Board determines that the director is "independent" and "financially literate" as provided in applicable New York Stock Exchange listing standards. The current members of the Audit Committee are Ms. Tallett, Chair, Ms. Carter-Miller, Ms. Helton and Mr. Keyser. The Board has appointed Mr. Arjun K. Mathrani, a candidate for director who has not previously served on the Board, to serve on the Audit Committee upon his election at the Annual Meeting. At that time, Mr. Keyser will no longer serve on the Audit Committee and will become a member of the Nominating Committee.

     The Audit Committee selects the firm of independent certified public accountants to annually audit the Company's books and records, and reviews and reports to the Board on the audit and non-audit activities of the independent auditors. The Committee must give pre-approval for any non-audit engagement of the independent auditors and reviews fees for audit and non-audit services.

     The Committee meets at least quarterly with financial management, the internal auditor, and the external auditors of the Company to provide oversight of the financial reporting process and system of internal controls. The Committee reviews audit plans and results and also reviews and reports to the Board on accounting policies and legal and regulatory compliance. The Committee regularly meets alone with each of the internal auditor, primary independent auditor, the Company's Chief Financial Officer and the Company's General Counsel. The Committee reviews its charter and evaluates its performance annually. The Committee held six meetings in 2002.

HUMAN RESOURCES COMMITTEE

     The members of the Human Resources Committee (the Board's compensation committee) are appointed by the Board after considering the recommendations of the Nominating Committee. A director may be appointed to or continue to serve on the Human Resources Committee only if the Board determines that the director is independent as provided in applicable New York Stock Exchange listing standards. The Human Resources Committee determines and reports to the Board on the compensation for executive officers, including base salaries, incentive compensation and other benefits, acts upon management's recommendations for salary and supplemental employee compensation policies for all other employees, administers the Company's Incentive Pay Plan, Long-Term Performance Plan and Stock Incentive Plan, oversees, generally, and acts on management's recommendations that require director action with respect to all employee pension and welfare benefit plans, and oversees executive management succession planning. The Committee also reviews significant compensation, benefits and general human resources topics that may apply on a broader scale across the Company. The Committee has the sole authority to retain and terminate executive compensation consulting firms to advise the Committee, including approval of consulting fees and other retention terms. The Committee reviews its charter and evaluates its performance annually. The current members of the Human Resources Committee are Mr. Kerr, Chair, Mr. Gelatt, Mr. Costley and Mr. Johnson. Ronald D. Pearson, who retired from the Board on May 20, 2002, also served on the Human Resources Committee in 2002. When Mr. Pearson retired, Mr. Johnson joined the Committee. The Committee held seven meetings in 2002.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. One of the members of the Human Resources Committee, Mr. Kerr, is the Chairman and Chief Executive Officer of Meredith Corporation ("Meredith"). In March 1999, Principal Life, for itself, and an affiliate of Principal Life, for accounts the affiliate manages, purchased in the ordinary course of business approximately $24 million of an aggregate of $200 million of notes issued by Meredith. Principal Life and its affiliate purchased notes in two of the three series issued by Meredith in transactions in which an insurance company unaffiliated with the Company was the lead lender. The notes held by Principal Life and its affiliate pay interest between 6.51% and 6.65%, and mature on March 1, 2005, and March 1, 2006.

     In April 2001, Principal Life, for itself, and an affiliate of Principal Life for accounts it manages, purchased in the ordinary course of business an additional $25 million of an aggregate $100 million of notes to be issued by Meredith in two series. In Series A, Principal Life purchased $20 million of an aggregate $50 million of notes paying interest at 6.39% and maturing April 9, 2007; in Series B, Principal Life and its affiliate purchased $5 million of an aggregate $50 million of notes paying interest at 6.62% and maturing April 9, 2008. Principal Life and its affiliate purchased the notes in a transaction in which an insurance company unaffiliated with the Company was the lead lender.

NOMINATING COMMITTEE

     The members of the Nominating Committee are appointed by the Board. A director may be appointed to or continue to serve on the Nominating Committee only if the Board determines that the director is independent as provided in applicable New York Stock Exchange listing standards. The Nominating Committee determines criteria for selecting director candidates and Board committee members, recommends a slate of candidates for election by shareholders at each annual meeting and proposes candidates to fill vacancies on the Board. The Committee also reviews and reports to the Board with respect to the independence of directors, the performance of individual directors, recommendations for Board committee assignments and directors to act as Presiding Director and Alternate Presiding Director, and the content of the Company's code of business conduct and ethics. The Nominating Committee also reviews and makes recommendations to the Board regarding compensation of non-employee directors and reimbursement of their expenses and administers the Directors Stock Plan and the Non-Employee Directors Deferred Compensation Plan. The Committee has the sole authority to retain and terminate search firms used to identify director candidates, including approval of search firm fees and other retention terms. The Committee reviews its charter and evaluates its performance annually. The Committee will consider shareholder recommendations for directors sent to the Nominating Committee, c/o Ms. Joyce N. Hoffman, Senior Vice President and Corporate Secretary, Principal Financial Group, 711 High Street, Des Moines, Iowa 50392-0300. The current members of the Nominating Committee are Ms. Bernard, Chair, Mr. Loewenstein, Dr. Stewart and Mr. Pena. Dr. Stewart will retire from the Board effective May 19, 2003. Upon election of Mr. Mathrani as a director on May 19, 2003, Mr. Keyser will join the Nominating Committee. See "Audit Committee." The Committee held four meetings in 2002.

EXECUTIVE COMMITTEE

     The members of the Executive Committee are appointed by the Board after considering the recommendations of the Nominating Committee. The Executive Committee has, during times between Board meetings, all the authority of the Board in the management of the Company's business, except that the Executive Committee has no authority for any matters as to which the Board has specifically directed otherwise and for certain matters set forth under law and in the By-Laws, including the authority to declare shareholder dividends or other distributions, fill vacancies on the Board or any Committee thereof, and adopt, amend or repeal the By-Laws. In practice, the Executive Committee generally acts only on matters specifically delegated to it by the Board and on matters of a more routine nature, and matters to be acted upon must be approved by the independent members of the Committee. The current members of the Executive Committee are Mr. Griswell, Chair, Mr. Drury, Mr. Gelatt, Mr. Kerr, and Ms. Tallett. The Committee held five meetings in 2002.

BOARD AFFAIRS AND GOVERNANCE COMMITTEE

     The membership of the Board Affairs and Governance Committee is established in its charter: the current Presiding Director, Alternate Presiding Director and chairs of each of the Audit, Human Resources and Nominating Committees, if different. A director may be appointed to or continue to serve on the Board Affairs and Governance Committee only if the Board determines that the director is independent as provided in applicable New York Stock Exchange listing standards. The Board Affairs and Governance Committee reviews and reassesses at least annually the adequacy of the Company's Corporate Governance Guidelines and recommends proposed changes to the Board for approval, evaluates annually and reports to the Board on the Board's overall performance and effectiveness and makes recommendations to the Board and Board committees on governance matters, and oversees evaluation of the Chief Executive Officer. The Committee also oversees the annual self-evaluations of the Audit, Human Resources and Nominating Committees of the Board. The Committee reviews its charter and evaluates its performance annually. The current members of the Committee are Mr. Gelatt, Chair, Ms. Bernard, Mr. Kerr, and Ms. Tallett. The Committee held four meetings in 2002.

                           COMPENSATION OF DIRECTORS

DIRECTORS' RETAINERS AND ATTENDANCE FEES

     Directors who are not officers or employees of the Company or its subsidiaries receive an annual retainer of $24,000. Non-employee directors who serve as chair of a Board committee receive an additional $5,000 annual retainer per chair. Non-employee directors are paid an attendance fee of $2,500 for each day of a Board meeting they attend and $1,300 for a Board committee meeting they attend on the day of or day before a Board meeting. The fee for participation in a Board or Board committee meeting held by telephone conference call is $1,000. Non-employee directors may defer the receipt of the payment of all or a portion of their retainer and attendance fees under the Company's Deferred Compensation Plan for Non-Employee Directors.

DIRECTORS STOCK PLAN

     The purpose of the Directors Stock Plan is to enable the Company to attract, retain and motivate the best qualified non-employee directors and to foster a long-term alignment of interests between such directors and shareholders. Prior to November 26, 2002, the Human Resources Committee administered the Directors Stock Plan. Beginning November 26, 2002 the Nominating Committee assumed responsibility for administering the Directors Stock Plan. As explained below, the Nominating Committee may from time to time grant options, restricted stock or restricted stock units to non-employee directors. No member of the Nominating Committee may participate in any decisions with respect to his or her benefits under the plan unless the decision applies generally to all non-employee directors. The Directors Stock Plan provided for certain awards described below six months after completion of the Demutualization, April 29, 2002, and provides for certain awards, also described below, at each annual meeting thereafter. Any director first elected subsequent to an annual meeting will receive the number of stock options and restricted stock units, as described below, prorated based on the amount of time remaining until the next annual meeting (with respect to stock options) and the amount of time remaining in the director's term (with respect to restricted stock units).

     On April 29, 2002, non-employee directors whose terms continued past the 2002 annual meeting each received options to purchase 2,000 shares of Common Stock, and each non-employee director in office on May 20, 2002, the date of the annual meeting, also received options to purchase 2,000 shares of Common Stock. At each annual meeting thereafter, each non-employee director then in office will receive options to purchase 2,000 shares of Common Stock. The exercise price will not be less than the fair market value of the shares on the date the option is granted. Except as otherwise determined by the Nominating Committee, options will become exercisable in four approximately equal installments on the third, sixth, ninth and twelfth month anniversaries of the grant date; however, no options will become exercisable earlier than eighteen months following the completion of the Demutualization. Each option will expire, if not previously exercised in accordance with the terms of the plan, on the tenth anniversary of the grant date.

     Non-employee directors whose terms continued past the 2002 annual meeting also received on April 29, 2002, and non-employee directors elected on May 20, 2002 received, grants of restricted stock units. The number received by each director on April 29, 2002, was prorated with respect to the amount of time remaining in such director's term, so that Class III directors received 1,500 restricted stock units, Class II directors received 750 and Class I directors received none. Upon re-election at the 2002 annual meeting, Class I directors received 1,500 restricted stock units. Each director re-elected at an annual meeting will receive an additional 1,500 restricted stock units. Unless otherwise determined by the Nominating Committee, restrictions on the sale or transfer of restricted stock units will lapse in substantially equal installments from the date of grant to the date of the end of the term of such director's class, so that portions of each award vest four times per year. However, no restrictions will lapse earlier than eighteen months following the completion of the Demutualization.

     Subject to the terms and conditions of the plan, the Nominating Committee may also grant options, restricted stock or restricted stock units to any non-employee director at any time, except that during the eighteen month period after the completion of the Demutualization, the aggregate number of shares granted pursuant to such discretionary option awards may not exceed 20,000 shares, and the aggregate number of shares granted pursuant to such discretionary restricted stock or restricted stock unit awards may not exceed 15,000 shares. The maximum number of shares that may be awarded under this plan is 500,000 shares of Common Stock.

DIRECTORS MATCHING GIFT PROGRAM

     Under the Directors Charitable Matching Gift Program, Principal Life matches the charitable gifts of non-employee directors to institutions of higher learning and eligible section 501(c)(3) organizations up to an annual aggregate limit for each such director of $6,000 per calendar year during a director's term and for each of the three years following the director's retirement from the Board. The directors who make personal charitable gifts that Principal Life matches derive no financial benefit since all charitable contribution tax deductions for the Principal Life matching gifts accrue solely to Principal Life.

DIRECTORS STOCK OWNERSHIP

     The Board has established Common Stock ownership guidelines which require that non-employee directors must attain, by the end of the five-year period commencing with the director's initial receipt of stock options, an ownership position with respect to Common Stock equal to four times the amount of the annual retainer. Common Stock, deferred phantom-stock units under the Company's Deferred Compensation Plan for Non-Employee Directors and restricted stock units all qualify towards the ownership requirement as it applies to non-employee directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2002, Principal Residential Mortgage, Inc., the Company's mortgage banking subsidiary, extended a mortgage loan in the ordinary course of its business to James P. McCaughan, an executive officer of the Company. The original amount of Mr. McCaughan's mortgage was $120,000, with an interest rate of 5.625%. As of March 7, 2003, the outstanding balance of the loan was $119,083.

                       AUDIT COMMITTEE CHARTER AND REPORT

AUDIT COMMITTEE CHARTER

     The Audit Committee operates pursuant to a charter approved by the Board. A copy of the charter as last amended by the Board on February 25, 2003, is attached to this proxy statement as Appendix A. The charter sets out the responsibilities, authority and specific duties of the Audit Committee. The charter specifies, among other things, the structure and membership requirements of the Committee, as well as the relationship of the Audit Committee to the independent auditors, the internal auditor and management of the Company.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements for the fiscal year ended December 31, 2002, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Committee has discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement of Accounting Standards ("SAS") 61 (Communications with Audit Committee). SAS 61, as amended, requires the independent auditors to provide the Company with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, including a discussion of their quality, not just their acceptability, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

     The Committee has received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. The Committee has discussed with Ernst & Young LLP its independence and Ernst & Young LLP has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the SEC. The Committee has also approved, subject to shareholder ratification, the reappointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

     As specified in the Audit Committee charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of the Company's independent auditors and management. In giving our recommendation to the Board, the Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and
(ii) the report of the Company's independent auditors with respect to such financial statements.

                                          Elizabeth E. Tallett, Chair
                                          Jocelyn Carter-Miller
                                          Sandra L. Helton
                                          Richard L. Keyser

                        PROPOSAL TWO -- RATIFICATION OF
                      APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to shareholder ratification, the Audit Committee has reappointed the firm of Ernst & Young LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2003. This firm and its predecessors have been employed by the Company or Principal Life in that capacity for many years. Ratification of the appointment of auditors requires the affirmative vote of a majority of the shares represented at the meeting and voting on the matter. If the shareholders do not ratify this appointment, the matter of the appointment of independent auditors will be considered by the Audit Committee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" SUCH RATIFICATION.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of the Company's 2002 consolidated financial statements.

AUDIT FEES

     The Company estimates that the aggregate fees billed by its independent auditors for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002, and September 30, 2002, were approximately $1,753,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company incurred no fees from its independent auditors for the Company's most recent fiscal year for professional services rendered in connection with operating, or supervising the operation of, the Company's information system, managing the Company's local area network or designing and implementing hardware and software systems.

ALL OTHER FEES

     The Company estimates that the fees billed by its independent auditors for the Company's most recent fiscal year for other services totaled approximately $3,993,000. Of this amount, approximately $1,916,000 represented recurring fees primarily for audit-related services such as financial statement audits for subsidiaries and other affiliated entities as required by law (e.g., financial statement audits of domestic and international insurance companies, separate accounts, employee benefit plans, investment advisors, and broker/dealers), assistance with the application of new accounting standards to existing operations and existing accounting standards to new transactions.

     The balance of approximately $2,077,000 represented non-recurring fees, primarily for tax and accounting services related to the Company's sale of substantially all of BT Financial Group in 2002 (over 50% of the non-recurring fees), special tax planning and compliance projects, and some assistance with the Company's internal audit activities in information technology and non-domestic subsidiaries. Effective January 1, 2003, the Audit Committee has engaged a service provider other than the independent auditors to assist the Company with its internal audit activities.

     The Committee has determined that the non-audit services rendered by Ernst & Young LLP during the Company's most recent fiscal year are compatible with maintaining Ernst & Young LLP's independence.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Except as otherwise indicated below, the following table shows, as of March 7, 2003, beneficial ownership of shares of the Common Stock by (i) the only shareholder known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all current directors and executive officers as a group. Except as otherwise indicated below, each of the individuals named in the table has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares set forth opposite his or her name.

     Prior to April 29, 2002, due to restrictions contained in the Plan of Conversion, the only shares of Common Stock that directors or executive officers could beneficially own were the shares that they, their spouses or other immediate family members received as policyholders or participants in a pension plan that was an eligible policyholder in connection with the Demutualization.

                                                              NUMBER OF SHARES      PERCENT OF COMMON
NAME                                                       BENEFICIALLY OWNED(1)    STOCK OUTSTANDING
----                                                       ----------------------   -----------------
Northern Trust Corporation(2)............................        37,983,944               11.27%
  50 South LaSalle Street
  Chicago, Illinois 60675
Betsy J. Bernard.........................................             2,126                   *
Jocelyn Carter-Miller....................................             2,170                   *
Gary E. Costley..........................................             4,000                   *
David J. Drury(3)........................................            44,080                   *
C. Daniel Gelatt(4)......................................           123,710                   *
Sandra L. Helton.........................................             2,757                   *
Charles S. Johnson.......................................             2,666                   *
William T. Kerr..........................................             2,737                   *
Richard L. Keyser........................................             3,000                   *
Victor H. Loewenstein....................................             2,158                   *
Federico F. Pena.........................................             2,858                   *
Donald M. Stewart........................................             2,327                   *
Elizabeth E. Tallett.....................................             2,633                   *
John E. Aschenbrenner(3).................................            36,011                   *
Michael T. Daley(3)......................................            17,758                   *
Dennis P. Francis(3).....................................            35,602                   *
J. Barry Griswell(3).....................................            89,810                   *
James P. McCaughan.......................................            41,343                   *
All directors and executive officers as a group (26
  persons)...............................................           525,099                   *

---------------

 * The number of shares represents less than one percent of the number of shares of Common Stock outstanding.

(1) Includes beneficial ownership of shares which each person named in this table has the right to acquire on or before May 6, 2003 pursuant to previously awarded stock options or, in the case of non-employee directors, restricted stock units, as follows: Ms. Bernard, 2,000; Ms. Carter-Miller, 2,000; Mr. Costley, 2,000; Mr. Drury, 2,000; Mr. Gelatt, 2,000; Ms. Helton, 2,756; Mr. Johnson, 2,000; Mr. Kerr, 2,000; Mr. Keyser, 2,000; Mr.
    Loewenstein, 2,000; Mr. Pena, 2,756; Dr. Stewart, 2,000; Ms. Tallett, 2,000; Mr. Aschenbrenner, 15,068; Mr. Daley, 14,726; Mr. Francis, 33,905; Mr. Griswell, 52,686;

    Mr. McCaughan, 26,343; and all other executive officers as a group, 51,075. All of the stock options previously awarded to Mr. Francis vested upon his retirement on March 31, 2003.

(2) The information regarding beneficial ownership by Northern Trust Corporation is based solely on a Schedule 13G filed by it with the SEC on February 13, 2003, which provided information as of December 31, 2002. According to the
    Schedule 13G, Northern Trust has sole voting power with respect to 2,806,545 shares; shared voting power with respect to 1,356,674 shares; sole investment power with respect to 37,231,008 shares; and shared investment power with respect to 499,034 shares. Northern Trust Investments, Inc., a subsidiary of Northern Trust Corporation, serves as portfolio manager of the Principal Life separate account established in connection with the Demutualization. As of December 31, 2002, the Demutualization separate account held 33,507,314 shares of Common Stock.

(3) Includes the following shares held in the Demutualization separate account for the benefit of each person indicated, as to which none of such persons has voting power: Mr. Aschenbrenner, 568; Mr. Daley, 32; Mr. Drury, 701; Mr. Francis, 707; and Mr. Griswell, 378.

(4) Includes 121,506 shares held by The Gelatt Corporation of which Mr. Gelatt is a controlling shareholder, director and executive officer.

     In addition to beneficial ownership of Common Stock, the Company's directors and executive officers also hold different forms of "stock units" that are not reported in the security ownership table but represent additional financial interests that are subject to the same market risk as Common Stock. These units include shares that may be acquired after May 6, 2003 pursuant to previously awarded stock options and non-transferrable accounting-entry units such as restricted stock units and phantom stock units issued pursuant to Company stock-based compensation and benefit plans. The value of such units is the same as the value of the corresponding number of shares of Common Stock.

     See "Compensation of Directors" for a discussion of the restricted stock units granted to non-employee directors under the Directors Stock Plan and the phantom-stock units credited to directors who participate in the Company's Deferred Compensation Plan for Non-Employee Directors. See "Long-Term Performance Plan" for a discussion of the stock units credited to officers who defer receipt of awards under that plan and "Additional Stock Ownership Plans" for a discussion of other stock-based benefit plans.

     As of March 7, 2003, the directors and executive officers named in the security ownership table hold a pecuniary interest in the following number of units: Ms. Bernard, 3,513; Ms. Carter-Miller, 3,513; Mr. Costley, 4,470; Mr. Drury, 52,949; Mr. Gelatt, 3,513; Ms. Helton, 2,757; Mr. Johnson, 2,984; Mr.
Kerr, 3,788; Mr. Keyser, 2,756; Mr. Loewenstein, 3,513; Mr. Pena, 2,757; Dr. Stewart, 2,756; Ms. Tallett, 2,756; Mr. Aschenbrenner, 116,028; Mr. Daley, 113,116; Mr. Francis, 5,623; Mr. Griswell, 472,015; and Mr. McCaughan, 136,409.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), requires the Company's directors, executive officers and beneficial owners of more than ten percent (10%) of the Common Stock to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. SEC regulations also require such persons to furnish the Company with copies of all such reports.

     Based solely upon its review of the copies of such reports furnished to it, or written representations from the reporting persons that no forms were required to be filed, the Company believes that during fiscal year 2002 all section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except for the following transactions. Two reports, covering an aggregate of two transactions, were filed late by Norman R. Sorensen, Senior Vice President. One report covering a single transaction was filed three business days late by Michael H. Gersie, Executive Vice President and Chief Financial Officer, and one report covering a single transaction was filed one business day late by each of Karen
E. Shaff, Senior Vice President and General Counsel, Ms. Tallett, a Director, and Larry D. Zimpleman,

Executive Vice President. In addition, one report was filed late by Mr. Gelatt to report indirect beneficial ownership of Common Stock held by a family trust for the benefit of Mr. Gelatt's child.

                             EXECUTIVE COMPENSATION

COMPENSATION OF NAMED EXECUTIVE OFFICERS

     Since the Company's formation in April 2001, none of its officers or other personnel have received any compensation from the Company. All compensation has been paid to such individuals in their capacities as officers of Principal Life.

     The following table sets forth the compensation paid to the Company's Chief Executive Officer and other four most highly compensated executive officers (collectively, the "Named Executive Officers") employed as of December 31, 2002, for services rendered during the fiscal years ended December 31, 2002, 2001 and 2000:

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                    ----------------------------------------   ------------------------
                                                                                 AWARDS       PAYOUTS
                                                                               -----------   ----------
                                                                               SECURITIES
                                                              OTHER ANNUAL     UNDERLYING       LTIP         ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS(2)     COMPENSATION(4)   OPTIONS(#)    PAYOUTS(8)   COMPENSATION(9)
---------------------------  ----   --------   ----------    ---------------   -----------   ----------   ---------------
J. Barry Griswell, ......    2002   $982,692   $1,080,962       $  8,178         158,060      $605,876        $54,852
  Chairman, President        2001    919,231      845,692          4,254                       516,963         38,935
  and CEO(1)                 2000    841,346      378,606          3,087                       316,888         33,783
John E. Aschenbrenner, ...   2002   $428,462   $  320,275       $  1,445          45,205      $182,486        $19,604
  Executive Vice             2001    384,615      225,000            306                       237,309         15,435
  President                  2000    318,269      128,899          1,114                       295,727         13,211
Michael T. Daley, .......    2002   $420,769   $  341,875       $      0          44,180      $199,574        $19,491
  Executive Vice             2001    387,030      228,928        247,887(5)                    248,103         14,150
  President                  2000    175,590       71,114         32,285(6)                    323,077          4,898
Dennis P. Francis, ......    2002   $386,538   $  333,969       $      0          33,905      $205,297        $19,582
  Senior Vice                2001    373,846      266,179              0                       230,365         16,342
  President                  2000    358,654      170,899(3)           0                       169,905         15,891
James P. McCaughan, .....    2002   $346,154   $1,250,000       $ 24,917(7)       79,030      $      0        $ 9,808
  Executive Vice             2001          0            0              0                             0              0
  President                  2000          0            0              0                             0              0

---------------

(1) The Company requires Mr. Griswell to use corporate aircraft for all travel. In 2002, the amount attributable to personal travel on corporate aircraft by Mr. Griswell and his family members was $15,046.86. Mr. Griswell is responsible for income taxes on that amount. The Company does not reimburse Mr. Griswell for such taxes.

    The Board of Directors has provided that Principal Life will match Mr. Griswell's personal charitable gifts to institutions of higher learning and eligible section 501(c)(3) organizations. For 2002, the Board provided that Principal Life would match such personal gifts, on a five-to-one basis, up to an annual aggregate limit of $50,000. Mr. Griswell derives no financial benefits from this program since all charitable contribution tax deductions for the Principal Life matching gifts accrue solely to Principal Life.

(2) Except as otherwise noted, the amounts shown for each year represent the incentive compensation awards for that year paid in the following year under the Company's Incentive Pay Plan.

(3) The amount shown includes $33,713 of incentive compensation paid pursuant to the terms of the annual incentive compensation plan in effect during 2000 for vice presidents of Principal Global Investors, LLC, the Company's asset management subsidiary (formerly known as Principal Capital Management, LLC).

(4) Except as otherwise noted, the amounts shown represent amounts reimbursed for the periods shown for payment of taxes with regard to imputed income attributable to spousal business travel.

(5) The amount shown represents reimbursement of relocation and moving expenses of $143,910, payment of taxes on imputed income attributable to those expenses of $101,585 and payment of taxes on imputed income attributable to spousal business travel of $2,392.

(6) The amount shown represents reimbursement of relocation and moving expenses of $18,034 and payment of taxes on imputed income attributable to those expenses of $14,251.

(7) The amount shown represents reimbursement of relocation and moving expenses of $15,000 and payment of taxes on imputed income attributable to those expenses of $9,917.

(8) The amounts shown for each year represent the long-term incentive plan awards, both paid and deferred in the following year under the Company's Long-Term Performance Plan.

(9) The amounts shown for each executive officer named above are the total of the Company's contributions to the 401(k) Plan in which all Company employees are generally eligible to participate, and contributions to the Company's Excess Plan, a non-qualified supplemental executive retirement plan. For the year ending December 31, 2002, the Company's contributions to the 401(k) Plan were as follows: Mr. Griswell, $4,125; Mr. Aschenbrenner, $4,125; Mr. Daley, $4,125; Mr. Francis, $4,125; and Mr. McCaughan, $3,534.
    The Company's contributions to the Excess Plan for that year were as follows: Mr. Griswell, $50,727; Mr. Aschenbrenner, $15,479; Mr. Daley, $15,366; Mr. Francis, $15,457; and Mr. McCaughan, $6,274.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS                              GRANT DATE VALUE
                               ---------------------------------------------------------------------   ------------------
                                NUMBER OF      PERCENT OF TOTAL
                                SECURITIES       OPTIONS/SARS
                                UNDERLYING        GRANTED TO        EXERCISE OR
                               OPTIONS/SARS      EMPLOYEES IN       BASE PRICE                             GRANT DATE
NAME                            GRANTED(#)      FISCAL YEAR(1)       ($/SH)(2)    EXPIRATION DATE(3)   PRESENT VALUE $(4)
----                           ------------   -------------------   -----------   ------------------   ------------------
J. Barry Griswell,
  Chairman, President and
  CEO........................    158,060             10.59%           $27.48          4/29/2012            1,609,051
John E. Aschenbrenner,
  Executive Vice President...     45,205              3.03%           $27.48          4/29/2012              460,187
Michael T. Daley,
  Executive Vice President...     44,180              2.96%           $27.48          4/29/2012              449,752
Dennis P. Francis,
  Senior Vice President......     33,905              2.27%           $27.48          4/29/2012              345,153
James P. McCaughan,
  Executive Vice President...     79,030              5.29%           $27.48          4/29/2012              804,525

---------------

(1) Total options granted to employees during the fiscal year were 1,492,905.

(2) The per-share option exercise price equals the closing price of the Common Stock on the date of grant.

(3) Options granted to the Named Executive Officers under the Stock Incentive Plan are exercisable for ten years after the date of grant, except in the event of such participant's death, disability or approved retirement. In the event of a participant's death, disability or approved retirement, options granted to the participant become immediately exercisable by the participant, or participant's beneficiary, if applicable, and may be exercised at any time prior to the earliest of the expiration of the term of the option or three years from the date of death or termination of employment, as applicable. In addition, the Plan of Conversion provides that no stock options granted under the Stock Incentive Plan may become exercisable until 18 months following completion of the Demutualization, which is April 29, 2003.

(4) The amounts are based on the Black-Scholes option pricing model. Material assumptions incorporated into this model in estimating the value of the options are consistent with those required by Statement of

    Financial Accounting Standards No. 123 (Accounting for Stock-Based Compensation) and include the following:

          a. Exercise price based on 100% of the fair market value of the shares on the date of grant.

          b. Expected option term before exercise of six (6) years which based on market data represents the typical period that options are held prior to exercise.

          c.  Interest rate of 4.73%.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                          NUMBER OF
                                                                         SECURITIES
                                                                         UNDERLYING        VALUE OF UNEXERCISED
                                                                         UNEXERCISED          IN-THE-MONEY(1)
                               SHARES ACQUIRED                         OPTIONS/SARS AT        OPTIONS/SARS AT
NAME                           ON EXERCISE(#)    VALUE REALIZED($)   FISCAL YEAR END(#)    FISCAL YEAR END($)(2)
----                           ---------------   -----------------   -------------------   ---------------------
                                                                        EXERCISABLE/           EXERCISABLE/
                                                                        UNEXERCISABLE          UNEXERCISABLE
                                                                     -------------------   ---------------------
J. Barry Griswell,
  Chairman, President and
  CEO........................         0                  0                0/158,060              0/418,859
John E. Aschenbrenner,
  Executive Vice President...         0                  0                 0/45,205              0/119,793
Michael T. Daley,
  Executive Vice President...         0                  0                 0/44,180              0/117,077
Dennis P. Francis,
  Senior Vice President......         0                  0                 0/33,905               0/89,848
James P. McCaughan,
  Executive Vice President...         0                  0                 0/79,030              0/209,430

---------------

(1) "In-the-Money" options are options whose base (or exercise) price was less than the market price of Common Stock at December 31, 2002.

(2) Assuming a stock price of $30.13 per share, which was the closing price of a share of Common Stock reported for the New York Stock Exchange-Composite Transactions on December 31, 2002.

INCENTIVE PAY PLAN

     Under the Company's Incentive Pay Plan ("PrinPay Plan"), most Company employees are eligible to receive additional, annual compensation for any year if certain performance targets are met and if the Company has achieved threshold performance objectives specified in the PrinPay Plan. Awards are paid by March 15 of the following year. At the beginning of a plan year, target cash award opportunities are established for eligible employees at varying percentages of base salary. The achievement of target awards for a participant is based on meeting target performance measures for the components of the PrinPay Plan applicable to that participant. For the 2002 PrinPay Plan, these components were
(1) corporate and individual in the case of the Chief Executive Officer, Executive Vice Presidents and Senior Vice Presidents with service unit responsibilities, (2) corporate, business unit and individual in the case of Senior Vice Presidents with business unit responsibilities, (3) corporate, business unit and individual or corporate and individual in the case of other senior employees, and (4) corporate and business unit or corporate only in the case of all other participants. The relative weight of each of these components varies for each participant depending on the participant's level in the Company. The PrinPay Plan provides that corporate performance measures may include, but are not limited to, return on equity, operating earnings, earnings before income taxes, deposits, depreciation and amortization, budget, customer satisfaction and total shareholder return. The Human Resources Committee reviews and approves corporate performance measures for all participants and business unit and individual performance measures for executive officers. The amounts actually paid as awards may be less than, equal to or greater than the target awards initially established depending on the relationship of actual performance results to target performance measures. The PrinPay Plan permits the Human Resources Committee, in comparing actual performance results to target performance measures, to make adjustments for extraordinary items and events not taken into consideration in establishing the target measures. In approving awards for 2002, the Committee determined that the result obtained for corporate performance should be set at 100% of the target for overall corporate performance. This adjustment affected all participants. The extent to which it affected any particular participant depended on the relative weight of the corporate component to the other components applicable to the participant.

LONG-TERM PERFORMANCE PLAN

     The Company's Long-Term Performance Plan affords eligible executives, including the Named Executive Officers, the opportunity to share in the success of the Company if the Company achieves specified performance objectives over periods of three calendar years. The plan provides that, for any three year performance period, the Human Resources Committee may select the performance objectives it deems appropriate. The plan provides that the Committee may select such objectives as achievement of a designated level of return on equity, operating earnings, earnings before interest, taxes, depreciation and amortization and total shareholder return. At the beginning of each such performance period, the Human Resources Committee awards executives a number of performance units based on incentive opportunity targets established as percentages of base salaries and the beginning values of the units. At the end of each three-year performance period, the number of performance units held by an executive will be adjusted by a performance multiplier. This multiplier is a percentage determined by a matrix the Human Resources Committee establishes at the beginning of each performance period. The matrix establishes the various performance objectives to be achieved and the levels of reward that participating executives will receive if the Company achieves stated levels of performance. The amount payable to each participating executive at the end of each performance period is equal to the product of the number of performance units initially awarded multiplied by (i) the percentage derived from the performance matrix and (ii) the value of such units at the end of the performance period. The value of a performance unit has been determined using a multiple of 10 times the product of the average return on equity for the prior three years and the adjusted consolidated GAAP equity as of the end of the performance period, divided by the number of units available to be granted under the plan. This formula was used to determine the value of performance units at the beginning and end of the 2000-2002 performance period (and prior performance periods) and at the beginning of the 2001-2003 performance period. The units in the 2001-2003 performance period were converted to a valuation based on the price of the Common Stock using the average trading price of the Common Stock during the last 20 trading days in June 2002. The value of a performance unit at the beginning of the 2002-2004 performance period was based on the average trading price of the Common Stock during the 20-day period beginning April 29, 2002. The value of all other performance units for all performance periods ending after December 2002 will be based on the average trading price of the Common Stock during the last 20 trading days in December of each year. Notwithstanding the foregoing, no payments may be made in respect of any performance period if threshold performance objectives established by the Human Resources Committee with respect to such performance period are not satisfied. The Human Resources Committee has determined that, commencing April 29, 2002, payouts under the Long-Term Performance Plan will be made in cash, Common Stock or a combination of cash and Common Stock, as elected by the participant.

     The Long-Term Performance Plan permits the Committee, in comparing actual performance results to target performance measures, to make adjustments for extraordinary items and events not taken into consideration in establishing the target measures. In approving awards for the three year performance period ended December 31, 2002, the Committee determined that the Company achieved its financial performance goals by achieving 57.3% of target levels of earnings and the year-three return on equity. This adjustment affected all participants.

     Listed below are the awards granted under the Long-Term Performance Plan in 2002 with respect to the 2002-2004 performance period.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                      PERFORMANCE     ESTIMATED FUTURE PAYOUTS IN UNITS
                                         NUMBER OF    PERIOD UNTIL        BASED ON CURRENT FORMULA
                                        PERFORMANCE    MATURATION    -----------------------------------
NAME                                     UNITS (1)     OR PAYOUT     THRESHOLD(2)     TARGET    MAXIMUM
----                                    -----------   ------------   -------------   --------   --------
J. Barry Griswell, Chairman, President
  and CEO.............................    17,756        12/31/04         3,551       $17,756     35,512
John E. Aschenbrenner, Executive Vice
  President...........................     7,031        12/31/04         1,406       $ 7,031     14,062
Michael T. Daley, Executive Vice
  President...........................     6,871        12/31/04         1,374       $ 6,871     13,742
Dennis P. Francis, Senior Vice
  President...........................     5,540        12/31/04         1,108       $ 5,540     11,080
James P. McCaughan, Executive Vice
  President...........................     8,878        12/31/04         1,776       $ 8,878     17,756

---------------

(1) The number of performance units granted was determined by reference to the average trading price of the Common Stock during the 20-day period beginning April 29, 2002 and other factors, including salary levels.

(2) Payouts under the plan will be zero if threshold performance targets are not met. The threshold targets for the 2002-2004 performance period are based upon achievement of prescribed levels of the risk based capital ratio of Principal Life, consolidated GAAP equity, return on equity and operating earnings for the Company.

ADDITIONAL STOCK OWNERSHIP PLANS

     As a result of having become a publicly-held stock company, the Company is in a position and expects to make increasing use of stock-based executive and employee incentive compensation. In this connection, the Board in 2001 adopted the Company's Stock Incentive Plan and Employee Stock Purchase Plan which are described below. There are, however, a number of restrictions under the Plan of Conversion which delayed the Company's full use of such compensation and the exercise and distribution of stock-based awards. For example, until April 29, 2003, eighteen months after completion of the Demutualization, no stock options granted under the Stock Incentive Plan may become exercisable, except in cases of death or disability or other limited circumstances.

     The maximum number of shares of Common Stock that may be awarded under the Long-Term Performance Plan, the Stock Incentive Plan, the Excess Plan, the Directors Stock Plan described above, and any new plan awarding shares of Common Stock, in the five years following the completion of the Demutualization, is 6% of the number of shares outstanding immediately following the completion of the Demutualization, unless the shareholders vote to increase the maximum number, and the number of shares that may be awarded in the eighteen months following the completion of the Demutualization is limited to 40% of such maximum.

     Stock Incentive Plan. Under the Stock Incentive Plan, the Human Resources Committee may from time to time grant to the Company's executive officers stock options (both nonqualified options and options qualifying as incentive stock options under the Internal Revenue Code), stock appreciation rights (i.e., rights to receive cash or stock based on the appreciation in value of the Common Stock from the date of grant), restricted stock (i.e., awards of Common Stock subject to restrictions on transferability and a risk of forfeiture) and restricted stock units (i.e., contractual rights to receive cash or Common Stock in the future that are the economic equivalent of an award of restricted stock).

     Stock options are expected to be the primary grant form under the Stock Incentive Plan. Stock options are granted with an exercise price at least equal to the fair market value of the Common Stock on the date of grant, are generally exercisable in three approximately equal installments on each of the first three anniversaries of the date of grant and continue to be exercisable for up to ten years from the date of grant.

     Employee Stock Purchase Plan. The Company's Employee Stock Purchase Plan affords virtually all employees of the Company and its subsidiaries the opportunity to buy shares of Common Stock at a discount from the prevailing fair market value. The number of shares of Common Stock issuable pursuant to options under the plan may not exceed 2% of the total number of shares outstanding immediately following completion of the Demutualization unless the shareholders vote to increase the maximum number. Under the plan as currently administered, participating employees are granted options, each with a term of one calendar quarter, to purchase shares of Common Stock. The option exercise price, or the price at which the Common Stock may be purchased, is 85% of the fair market value of the shares as of the date of grant or the date of exercise, whichever is less. Generally, if an employee leaves the Company or one of its subsidiaries for any reason other than death or permanent disability, any outstanding options granted to him or her will terminate and his or her individual account balance will be returned to him or her.

RETIREMENT PLAN INFORMATION

     Principal Life maintains a qualified defined benefit retirement plan and a nonqualified supplemental pension plan (i.e., a supplemental executive retirement plan for employees, or "SERP"). Effective January 1, 2002, the Company adopted a cash balance pension plan applicable to all new employees on and after that date. Employees whose service commenced prior to January 1, 2002 and are eligible for retirement benefits will receive the higher of the traditional benefit formula or the benefit provided by the cash balance formula upon retirement. The SERP provides for supplemental pension benefits in excess of the benefit provided by the qualified defined benefit retirement plan.

     The table below provides for the estimated maximum annual retirement benefits that a hypothetical participant would be entitled to receive under the combined retirement plans. These benefits are computed on a straight-life annuity basis, age 65 retirement, reduction of an annual social security benefit of $19,920 (maximum allowed in 2002), and the number of credited years of service and average final compensation equal to the amounts indicated. A participant whose maximum credited years of service exceed 35 years upon retirement at age 65 will be entitled to benefits substantially comparable to the benefits available to a participant whose credited years of service equal 35 years upon retirement at age 65.

                               PENSION PLAN TABLE

                                                         YEARS OF SERVICE
                                   -------------------------------------------------------------
REMUNERATION                         10        15        20        25
------------                       -------   -------   -------   -------      30          35
                                                                            -------     -------
$700,000.........................  124,309   186,463   248,617   310,771     372,926     435,080
$800,000.........................  142,880   214,320   285,760   357,200     428,640     500,080
$900,000.........................  161,451   242,177   322,903   403,629     484,354     565,080
$1,000,000.......................  180,023   270,034   360,046   450,057     540,069     630,080
$1,100,000.......................  198,594   297,891   397,189   496,486     595,783     695,080
$1,200,000.......................  217,166   325,749   434,331   542,914     651,497     760,080
$1,300,000.......................  235,737   353,606   471,474   589,343     707,211     825,080
$1,400,000.......................  254,309   381,463   508,617   635,771     762,926     890,080
$1,500,000.......................  272,880   409,320   545,760   682,200     818,640     955,080
$1,600,000.......................  291,451   437,177   582,903   728,629     874,354   1,020,080
$1,700,000.......................  310,023   465,034   620,046   775,057     930,069   1,085,080
$1,800,000.......................  328,594   492,891   657,189   821,486     985,783   1,150,080
$1,900,000.......................  347,166   520,749   694,331   867,914   1,041,497   1,215,080
$2,000,000.......................  365,737   548,606   731,474   914,343   1,097,211   1,280,080
$2,100,000.......................  384,309   576,463   768,617   960,771   1,152,926   1,345,080

                                                         YEARS OF SERVICE
                                   -------------------------------------------------------------
REMUNERATION                         10        15        20        25
------------                       -------   -------   -------   -------      30          35
                                                                            -------     -------
$2,200,000.......................  402,880   604,320   805,760   1,007,200 1,208,640   1,410,080
$2,300,000.......................  421,451   632,177   842,903   1,053,629 1,264,354   1,475,080
$2,400,000.......................  440,023   660,034   880,046   1,100,057 1,320,069   1,540,080

     The plans will provide pension benefits for Messrs. Griswell, Aschenbrenner, Daley, Francis and McCaughan. Average final compensation under the retirement plans will be based on each executive's salary and annual bonus under the PrinPay plan. These amounts with respect to 2002 are shown under the "Salary" and "Bonus" columns opposite the names of these executives in the Summary Compensation Table above. The years of service of each of the named executives for eligibility and benefit purposes as of December 31, 2002, were as follows: Mr. Griswell, 15 years; Mr. Aschenbrenner, 31 years; Mr. Daley, 3 years; Mr. Francis, 36 years and Mr. McCaughan, nine months. These executives will also receive an additional benefit based on any service they earned prior to January 1, 1989.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement dated May 19, 2000, with J. Barry Griswell pursuant to which Mr. Griswell will continue in his capacity as the Company's President and Chief Executive Officer for an employment term of three years from such date. This three-year term will automatically be extended for additional two-year terms unless either Mr. Griswell or the Company notifies the other of the intention not to extend the agreement. Under this agreement, Mr. Griswell's annual salary was originally established at $850,000 but is periodically adjusted in accordance with the Company's regular policy, and Mr. Griswell participates in the Company's annual and long-term incentive compensation plans and qualified and non-qualified savings and retirement plans.

     The employment agreement provides that Mr. Griswell will be entitled to certain severance benefits in the event that his employment terminates under certain circumstances. These benefits are substantially similar to the severance benefits to which Mr. Griswell would be entitled pursuant to the "change of control" agreement described below, except that in the case of a termination of his employment where there has not been a change of control, Mr. Griswell will generally be entitled to two times the amounts indicated below, not three times.

     On March 14, 2002, the Company agreed to hire James P. McCaughan as Executive Vice President and Global Head of Asset Management of Principal Life. Mr. McCaughan's base salary was established at $500,000. Mr. McCaughan also received reimbursement of certain relocation and moving costs. Mr. McCaughan participates in the Company's annual and long-term incentive compensation plans and qualified and non-qualified savings and retirement plans. Mr. McCaughan's target award opportunities under PrinPay, the Long-Term Performance Plan and the Stock Incentive Plan are set at 250%, 50% and 200% of his base salary, respectively. Mr. McCaughan's incentive compensation awards under the PrinPay, Long-Term Performance and Stock Incentive Plans are guaranteed at 100% of all relevant targets for 2002, and at 80% of all relevant targets for 2003. Mr. McCaughan was treated as though he had been employed for the full 2002 calendar year with regard to the determination of his bonus under these plans.

     Should Mr. McCaughan's employment be terminated prior to March 31, 2004, without "cause," as that term is defined in the change of control agreement described below, the Company has agreed to pay him the base salary and PrinPay award he would have received through March 31, 2004, had his employment not been terminated. If he is terminated after March 31, 2004 without cause, the Company has agreed to pay him one year's base compensation, and one year's PrinPay award at 100% of all relevant targets, and any other accrued entitlements in accordance with the terms of the relevant plan.

     On April 26, 2000, the Company hired Michael T. Daley as Executive Vice President of Principal Life. Mr. Daley's base salary was established at $350,000, subject to periodic increases in accordance with the Company's compensation practices. Mr. Daley participates in the Company's annual and long-term incentive compensation plans and qualified and non-qualified savings and retirement plans.

     Mr. Daley was treated as though he had been employed in 1998, 1999 and for the full 2000 calendar year with regard to the Company's Long-Term Performance Plan. In 2001 and 2002, therefore, he received bonuses under that plan with respect to the 1998-2000 and 1999-2001 performance periods equivalent to what he would have received had he been employed in 1998, 1999 and the full 2000 calendar year. He also received reimbursement of certain relocation costs.

     The Company has entered into "change of control" employment agreements with Mr. Griswell and each of the other Named Executive Officers. The purpose of these agreements is to assure the covered executive that, following a "change of control" (as defined in the agreements and as set forth below) or related events, he will receive substantially comparable compensation and benefits and have substantially comparable terms and conditions of employment as those he enjoyed prior to the occurrence of such event. To that end, in the event of a change of control, these agreements:

     - mandate that the executive receive specified levels of salary, incentive compensation and benefits for a period of not less than two years following the occurrence of a change of control;

     - provide for the immediate vesting of all options and shares of restricted stock then held by each executive, unless, in the case of a merger or similar acquisition, the applicable acquisition agreement provides that the options are to be assumed by the acquirer, in which case only the restricted stock will vest; however, there can be no exercise of options nor distribution of restricted stock awards until eighteen months following the completion of the Demutualization;

     - provide for a payment to be made to each executive, within 10 days of a change of control, of a pro rata portion of any annual bonus and/or long-term incentive award then outstanding, in respect of the applicable periods prior to the change of control;

     - provide that, within 10 days of a change of control, the outstanding account balances for each executive under any non-qualified deferral or supplemental benefits program, whether vested or unvested, will vest and be paid; and

     - assure each executive of receiving a specified level of termination benefits in the event that his employment is terminated without "cause" or by the executive voluntarily for "good reason."

     For this purpose, "good reason" means adverse changes in the terms and conditions of the executive's employment, including:

     - any failure to pay the executive's base salary or any required increase in salary;

     - any failure to pay the executive's annual bonus or any reduction in the executive's annual bonus opportunity;

     - any material adverse change in the executive's position (including offices, titles or reporting requirements, but not reporting responsibilities), authority or duties under the agreement; or

     - any material reduction in the executive's aggregate compensation and benefits or relocation of the executive to any office or location other than the location at which he worked prior to the change of control.

     The benefits to be paid or provided under the agreements upon a qualifying termination include:

     - a lump sum severance benefit equal to three times the sum of the executive's annual base salary, target annual bonus and annualized target long-term bonus; provided that the annualized target long-term bonus will not be included as part of the severance benefits if the executive's termination occurs on or after the third anniversary of the date we first make a grant of stock options to a peer executive;

     - the immediate vesting of all stock options and shares of restricted stock or similar awards then held, except that there can be no option exercise or distribution of restricted stock until eighteen months following the completion of the Demutualization;

     - a pro-rated annual bonus for the year of termination and a pro-rated long-term incentive plan payment for each cycle then in progress, minus, in each case, the amount, if any, paid in respect of such annual or long-term incentive plan at the time of the change of control;

     - the unpaid account balances under any non-qualified deferral or supplemental benefits program, whether vested or unvested;

     - the lump sum value of the additional retirement benefits the executive would have accrued had he become fully vested in all such previously-unvested benefits, accrued three additional years of service and received the lump-sum severance benefits described above, excluding the long-term incentive plan bonuses, as covered compensation during such assumed additional years of service;

     - an additional payment to offset any excise tax imposed under section 4999 of the Internal Revenue Code, but only if the after-tax amount of the additional payment would exceed 10% of the after-tax benefits the executive would receive if the executive's benefits were limited to an amount such that the payments would not be subject to the excise tax; and

     - the reimbursement for legal fees and other related expenses required to secure, preserve or obtain benefits under the agreements.

     In addition, until the third anniversary of the date of the executive's termination, the executive shall continue to receive welfare benefits, including medical, prescription, dental, disability, salary continuance, individual life, group life, accidental death and travel accident insurance plans and programs, which are at least as favorable as the most favorable programs at the same costs applicable to peer executives and their families who are actively employed after such termination date.

     Mr. Griswell has agreed that for two years, and the other Named Executive Officers have agreed that for one year, following a termination of employment that results in the executive receiving the severance benefits described above, the executive will not engage or participate in, or become employed by or serve as a director of or consultant to, a competing business; nor will the executive solicit employees or customers, or interfere with the relationship we have with our employees or customers.

     For purposes of these agreements, a change of control will mean any one or more of the following events:

     - any person becoming the beneficial owner of 25% or more of the Common Stock;

     - the individuals then serving as members of the Board who were members of the Board as of the date of the agreements cease for any reason to constitute at least a majority of the Board, provided that, for this purpose, any subsequently-appointed or elected member of the Board whose election or nomination for election (unless such election, nomination or appointment was in connection with an actual or threatened proxy contest) was approved by a vote or written consent of at least a majority of the incumbent directors then in office and the directors elected or nominated in a manner consistent with the conditions of this provision shall be treated as an incumbent director; or

     - the consummation of a merger, reorganization, consolidation or similar transaction other than a transaction immediately following which the shareholders of the Company continue to own more than 60% of the voting securities of the surviving corporation or its ultimate parent corporation; or approval by the shareholders of the Company of a plan or agreement for the sale or other disposition of all or substantially all of its consolidated assets or a plan of liquidation.

     However, if specific conditions are met, a reorganization transaction of the type outlined in the third item above may not trigger the full protection otherwise afforded to management under such agreements because the requisite conditions will afford management reasonable protection that there will be a reasonable continuity of the business conditions that existed prior to the occurrence of such event. These conditions are that:

     - immediately following any such transaction, the shareholders of the Company must continue to own more than 40% of the voting securities of the surviving corporation or its ultimate parent corporation;

     - no person is or becomes the beneficial owner of 25% or more of the voting securities of the corporation surviving such reorganization transaction, or its parent;

     - for two years, directors who were in office immediately preceding the reorganization transaction continue to constitute not less than (i) a majority of the Board if, immediately following any such transaction, the shareholders of the Company continue to own more than 50% of the voting securities of the surviving corporation or its ultimate parent corporation or (ii) one member less than a majority of the Board, if immediately following any such transaction, the shareholders of the Company continue to own more than 40% but less than 50% of the voting securities of the surviving corporation or its ultimate parent corporation; and

     - the person who was the chief executive officer of the Company immediately prior to the first to occur of (x) the day prior to the first occurrence of certain events leading to the transaction or (y) the day prior to the effective date of the transaction shall serve as the chief executive officer of the surviving corporation at all times during the period commencing on the effective date and ending on the first anniversary of the effective date.

     If any of the conditions described in the second, third or fourth items above cease to be satisfied, then the full benefit of the protection afforded under such agreements will become operative.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report on executive compensation is submitted by the Human Resources Committee of the Board (the "Committee"). The Board of Directors has determined that each director who is a member of the Committee must be independent as provided in applicable New York Stock Exchange listing standards.

     The Committee reviews and recommends to the Board the total compensation for the Chief Executive Officer ("CEO") and the other executive officers of the Company, including the other Named Executive Officers. Total compensation includes base salary and annual and long-term incentive compensation.

     The Committee is assisted by the Company's human resources department personnel and, from time to time, by an independent compensation consultant. They provide the Committee with statistical information and advice on competitive compensation practices and trends in the marketplace, including information derived from compensation surveys published by other independent compensation consultants. For this purpose, the Committee compares the Company's executive compensation practices to those of a number of other companies, primarily leading life insurance companies and asset management and accumulation companies with which the Company and its businesses compete.

     In the case of the CEO, the Committee, in addition to reviewing comparative compensation information, takes into account the CEO's and Company's performance in making its recommendations for the CEO's base salary and annual and long-term incentive opportunities. In the case of the other executive officers, the Committee reviews comparative compensation information, and, in making recommendations on their base salaries and incentive opportunities, takes into account the CEO's evaluation of their performance.

 COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company's compensation philosophy is to provide executive compensation programs that are competitive with those offered by comparable companies engaged in similar businesses in the financial services industry, that are performance oriented, and that will assure that the Company's executives possess the skills and talents necessary to advance the Company's goals. The overall objectives of the Company's compensation philosophy are to:

     - Attract, retain and motivate high-performing executives needed to accomplish our corporate goals;

     - Target annual and long-term compensation opportunities at the median for those companies with which the Company's compensation practices are compared as described above;

     - Create a performance-oriented environment in which executives earn rewards based on individual performance and achievement of corporate results, with total compensation significantly increasing or decreasing based on business results and individual performance;

     - Align compensation and benefit offerings with business strategy, key financial goals and competitive market data; and

     - Align the financial interests of the Company's executives with those of its shareholders through stock-based rewards and by encouraging acquisition and retention of company stock.

     In line with this philosophy and these objectives, the Company's total compensation for its executive officers with respect to 2002 was based on the compensation components and practices discussed below. Under the terms of the Plan of Conversion, stock-based incentives for executive officers became available for use by the Company beginning April 29, 2002. The first annual awards of stock options under the Stock Incentive Plan were made to all executive officers on that date, as described below. In addition, the Committee approved a plan for conversion of formula-based units granted for the 2001-2003 performance cycle and deferred formula-based awards from prior performance periods under the Long-Term Performance Plan into units valued on the basis of the Common Stock. Beginning with the 2002-2004 performance cycle, all units granted under the Long-Term Performance Plan are valued on the basis of the Common Stock.

     In third quarter 2002, the Company began expensing all stock options, retroactive to January 1, 2002, as part of its commitment to providing investors with clear, accurate and timely disclosure.

     The Committee has adopted a policy which provides that each senior officer must attain, by the end of the five-year period commencing with the officer's initial receipt of stock options, a significant ownership position with respect to Common Stock, measured as a multiple of the senior officer's base salary. Common Stock, deferred stock-based unit awards under the Long-Term Performance Plan, interests in Common Stock under the 401(k) Plan and phantom-stock units under the supplemental non-qualified defined contribution excess plans all qualify towards this ownership requirement. The required ownership positions as multiples of base salary are five times, three times, two times and one time for the CEO, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, respectively.

  COMPENSATION COMPONENTS AND PRACTICES

     The key components of total compensation are: (1) base salary; (2) annual incentives; (3) long-term incentives; and (4) benefits. The combination and relative weighting of these components reflect the Committee's belief that executive compensation should be closely tied to the Company's performance. The Committee intends that a substantial portion of each executive's total compensation be at risk under annual and long-term incentive plans using performance measures as the bases for awards. Generally, the greater the responsibility and scope of the executive position within the Company, the greater the amount of total compensation that will be at risk through the use of incentive plans.

  (1) Base Salary

     Executive officer base salaries are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual. These salary figures are compared to the competitive base salaries for comparable positions based on statistical data provided or reviewed by the Company's independent compensation consultant. The Committee reviews base salaries for executive officers annually and recommends adjustments as appropriate based on individual performance, executive salary trends, market data and internal equity.

  (2) Annual Incentives

     Under the PrinPay Plan, a target cash award opportunity is established annually for each executive officer as a percentage of base salary. Actual award amounts may be more or less than the target award opportunities and are based on the satisfaction of a combination of corporate, business unit and individual performance targets to which differing weights are assigned. For 2002, PrinPay Plan awards for the Chief Executive Officer and the Executive Vice Presidents were based on corporate and individual performance measures. The 2002 award for the other Named Executive Officer, Dennis P. Francis, like the awards of other Senior Vice Presidents with business unit responsibilities, was based on corporate, business unit and individual performance measures. The 2002 awards for Senior Vice Presidents with service unit rather than business unit responsibilities were based on corporate and individual performance measures. For 2002, the Committee approved for executive officers, including the Named Executive Officers, target awards at ranges of 40% to 250% of base salary for achieving performance at target and maximum awards of 80% to 500% of base salary for achieving performance above target. Subject to the Company's and applicable business unit performance and the limitations stated in the plan, the award earned may be increased or decreased on the basis of the officer's individual performance. The Committee set the corporate performance award at 100% of target after making an adjustment as discussed under "Executive Compensation -- Incentive Pay Plan." Attainment of individual performance targets varied among the executive officers.

  (3) Long-Term Incentives

     LONG-TERM PERFORMANCE PLAN. Under the Company's Long-Term Performance Plan, executive officers, including the Named Executive Officers, receive awards if specified corporate performance objectives are achieved over a three calendar-year performance period. For each participant and each performance period, the Committee establishes an incentive opportunity target (expressed as a percentage of base salary for the first year in such period) and awards a number of performance units based on such target and based on the value of a performance unit at the beginning of the period. At the time it establishes incentive opportunity targets, the Committee also determines the financial goals against which corporate performance will be measured. At the end of each three-year performance period, the Committee assesses actual financial performance, determines what target levels have been achieved, and following the procedures set forth in the Long-Term Performance Plan, determines each participant's award using the value of a performance unit at the end of the period. Awards for executive officers under the Long-Term Performance Plan are approved by the Board.

     For the three year performance period ended December 31, 2002, the Committee set the performance score at 57.3% of target after making an adjustment as discussed under "Executive Compensation -- Long-Term Performance Plan." The resulting awards for the Named Executive Officers for the 2000-2002 performance period are shown in the Summary Compensation Table. For the three-year performance period beginning January 1, 2002, the Committee awarded performance units to executive officers as described above based on incentive targets ranging from 20% to 50% of base salary. The awards for the Named Executive Officers for the 2002-2004 performance period are shown in the Long-Term Incentive Plans -- Awards In Last Fiscal Year Table and represent incentive targets ranging approximately from 40% to 50% of base salary in 2002.

     STOCK INCENTIVE PLAN. The Committee may award stock-based incentives under the Company's Stock Incentive Plan. Stock-based incentives under this plan may include stock options (both nonqualified options and options qualifying as incentive stock options under the Internal Revenue Code), stock appreciation rights, restricted stock and restricted stock units.

     On April 29, 2002, the Committee granted the first annual award of non-qualified stock options to each executive officer, including the Named Executive Officers. The options vest ratably over three years beginning on April 29, 2003, expire on April 29, 2012, and have an exercise price of $27.48, the closing price of the Common Stock on the grant date.

     The options granted to the Named Executive Officers in 2002 are shown in the Option/SAR Grants in Last Fiscal Year Table. The Committee determines the options it will grant executive officers under the plan by considering the percentage of total compensation competitors, as described above, award in the form of options and other forms of equity compensation for comparable positions. Utilizing this information, the Committee sets target award opportunities for equity compensation, expressed as a percentage of base salary. Actual grants may range from 0% to 150% of these targets based on a variety of factors such as individual performance and the importance of retaining the executive officer ("Adjusted Target Award Opportunity").

The Committee administers the plan so that actual grants typically do not exceed the sum of all grants if all grants were made at target. The Committee calculates the actual number of options it will award to an executive officer by dividing the present value of one option, utilizing the Black-Scholes model (but adjusting for the possibility of forfeitures of options), into the Adjusted Target Award Opportunity.

  (4) Benefits

     The Named Executive Officers also participate in the Company's broad-based employee benefits program that includes a pension program, a savings and investment plan, group health and disability coverage, group life insurance, and other benefit plans.

  CEO COMPENSATION

     With respect to 2002, the Company's Chairman, President and CEO, J. Barry Griswell, was its most highly compensated officer. The Committee's recommendations to the Board concerning Mr. Griswell's base salary, annual incentive award under the PrinPay Plan, and awards under the Long-Term Performance Plan and Stock Incentive Plan were based on the considerations discussed below.

     BASE SALARY. Under his employment agreement with the Company entered into in 2000, Mr. Griswell receives an annual base salary of $850,000 which is subject to periodic increases in accordance with the Company's compensation practices. In 2001, the Board of Directors set Mr. Griswell's annual base salary at $925,000. In 2002, the Committee recommended to the Board of Directors that Mr. Griswell's base salary be increased to $1,000,000. In addition to taking into account the Company's and Mr. Griswell's performance, the Committee based its recommendation on information received by the Committee from its independent compensation consultant which compared Mr. Griswell's compensation as the CEO of the Company to the compensation received by other chief executive officers of leading life insurance companies and asset accumulation and management companies with which the Company competes. The Board approved this recommended base salary for Mr. Griswell effective March 8, 2002. The total base salary earned by Mr. Griswell for 2002 was $982,692.

     ANNUAL INCENTIVE. In determining the 2002 annual incentive award for Mr. Griswell under the PrinPay Plan, the Committee evaluated the performance of the Company and Mr. Griswell. Mr. Griswell's total award opportunity under the plan for achieving target performance in 2002 was set at 100% of his base salary. The Committee set his maximum award for achieving performance above target at 200% of base salary. The corporate performance component of Mr. Griswell's annual incentive award (which the Committee decided at the start of the plan year should be weighted at 100% for his position) was determined as described above under "Executive Compensation -- Incentive Pay Plan." Mr. Griswell's individual performance was determined by the Committee by evaluating his performance in relation to the individual goals to which the Committee and Mr. Griswell had agreed. These individual goals were directed towards achieving quarterly and annual financial goals for operating earnings, return on equity, growth and profitability of key businesses, human resource development and succession planning, and leadership of the organization. The Committee determined Mr. Griswell achieved most and exceeded many of the individual goals established for the year, resulting in an individual performance factor of 110% of target. As provided in the plan, this individual performance factor was then multiplied by the actual corporate performance factor to arrive at an award of $1,080,926. This award represents 110% of his target award opportunity of 100% of base salary and reflects both the Company-wide adjustment made to the corporate performance component under the PrinPay Plan and the award under that plan in recognition of his individual performance.

     LONG-TERM INCENTIVES. Mr. Griswell participates in the Long-Term Performance Plan. Based on the relationship of performance results to target levels discussed above, Mr. Griswell received a long-term incentive payment of $605,876 relating to the three-year performance period ended December 31, 2002. For the three-year performance period beginning January 1, 2002, Mr. Griswell was awarded performance units based on an incentive target equal to 50% of his base salary for 2002. The Committee approved the Company's financial targets to be achieved over the 2002-2004 performance period under the Long-Term Performance Plan.

     Mr. Griswell participates in the Stock Incentive Plan. In 2002, his target award opportunity was 200% of his base salary. Based on the factors described above, Mr. Griswell was awarded 158,060 stock options on April 29, 2002.

     These long-term pay opportunities are intended to put a substantial portion of Mr. Griswell's total compensation at risk, depending upon his effectiveness in helping the Company achieve its financial and strategic business goals.

DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for annual compensation over $1,000,000 paid to its chief executive officer and four other most highly compensated executive officers. There are exceptions to this deduction limit, including one for certain performance-based compensation. The Committee believes that it is generally in the Company's best interests to comply with section 162(m). The Committee also believes, however, that there may be circumstances in which the Company's interests are best served by maintaining flexibility, whether or not compensation is fully deductible under section 162(m).

                                          William T. Kerr, Chair
                                          Gary E. Costley
                                          C. Daniel Gelatt
                                          Charles S. Johnson

PERFORMANCE GRAPH

     The following graph sets forth a comparison of cumulative total return for the Common Stock of the Company ("PFG"), the Standard & Poor's 500 Index ("S&P 500"), and the Standard & Poor's 500 Financials Index ("S&P 500 Financials"), adjusted to assume the reinvestment of dividends, from October 23, 2001 (the first day of trading of the Common Stock following the Company's initial public offering) to December 31, 2002. It assumes $100 invested in each of PFG, the S&P 500 and the S&P 500 Financials.


Monthly             PFG              S&P500          S&P 500 Fin
10/23/01          100.000           100.000           100.000
10/31/01          107.143            97.721            97.148
11/30/01          109.286           105.217           104.087
12/31/01          114.286           106.138           106.366
01/31/02          121.190           104.590           104.697
02/28/02          116.000           102.572           103.179
03/31/02          120.476           106.430           110.049
04/30/02          132.381            99.978           107.112
05/31/02          144.762            99.241           106.934
06/30/02          147.619            92.172           101.859
07/31/02          136.714            84.989            93.782
08/31/02          139.667            85.545            95.700
09/30/02          124.667            76.248            84.510
10/31/02          133.571            83.407            92.157
11/30/02          139.286            87.842            95.951
12/31/02          144.667            82.682            90.809

                           ANNUAL REPORT ON FORM 10-K

     Shareholders may obtain without charge a copy of the Company's Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2002, by calling 800-986-3343, select option 1 or 2 (for English or Spanish), then option 4 (Investor Relations); by downloading the report from the Investor Relations section of the Company's Internet site at www.principal.com; or by writing to the Company's Investor Relations Department, Principal Financial Group, 711 High Street, Des Moines, Iowa, 50392-0420, Attention: Amy Wiseman.

                                 OTHER MATTERS

     Management is not aware that any matters other than those set forth herein will be presented for action at the Annual Meeting. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto according to their best judgment in the interests of the Company.

                   STOCK HELD BY BROKERS, BANKS AND NOMINEES

     If you plan to attend the Annual Meeting, please bring evidence of your ownership of Common Stock as of the Record Date, March 21, 2003. A letter from your broker or bank or a photocopy of a current account statement will be accepted as evidence of ownership.

                             DELIVERY OF DOCUMENTS

HOUSEHOLDING OF MATERIALS

     Pursuant to a notice sent by the Company to its eligible shareholders in 2002, the Company is sending only one copy of this proxy statement and the Annual Report to those households in which multiple shareholders share the same address unless the Company has received instructions from a shareholder requesting receipt of separate copies of these materials. If you are a shareholder of the Company who shares the same address as other shareholders of the Company and would like to receive a separate copy of this proxy statement or the Annual Report, please contact Amy Wiseman at 800-986-3343, select option 1 or 2 (for English or Spanish), then option 4 (Investor Relations) or write to the Company's Investor Relations Department, Principal Financial Group, 711 High Street, Des Moines, Iowa, 50392-0420, Attention: Amy Wiseman. Indicate which materials you want and the address to which they should be mailed. If you share the same address as multiple shareholders and would like the Company to send only one copy of future proxy statements, information statements and annual reports, please contact Mellon Investor Services, LLC at 866-781-1368, or write to them at P.O. Box 3338, South Hackensack, New Jersey 07606.

ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

     The Company is offering its shareholders the opportunity to consent to access future proxy materials and annual reports electronically. Electronic access could save the Company a significant portion of the costs associated with printing and mailing annual meeting materials, and the Company hopes that shareholders find this service convenient and useful. You may consent to access future proxy materials and/or annual reports electronically via the Internet at www.melloninvestor.com/isd, or you can mail your written consent to Mellon Investor Services, LLC, P.O. Box 3338, South Hackensack, New Jersey 07606. If you consent, and the Company elects to provide you with electronic access to future proxy materials and/or annual reports, the Company will send you a notice by United States mail explaining how to access these materials but will not send you paper copies of these materials unless you request them. The Company may also choose to send one or more items to you in paper form despite your consent to access them electronically. Your consent will be effective until you revoke it by terminating your registration at the website www.InvestorDelivery.com. In addition, if you consent to electronic access, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic access of the proxy materials and annual report.

                     SHAREHOLDER PROPOSALS FOR 2004 MEETING

     In order for shareholder proposals for the 2004 annual meeting of shareholders to be eligible for inclusion in the Company's proxy statement, they must be received by the Company at its principal office in Des Moines, Iowa, no later than December 5, 2003. In addition, all proposals for inclusion in the proxy statement must comply with all of the requirements of SEC Rule 14a-8 under the Exchange Act. In addition, a proposal may not be presented at the 2004 annual meeting and no persons may be nominated for election to the Board at that meeting unless the Company receives notice of the proposal or nomination between January 20, 2004 and February 18, 2004. Your notice should be addressed to Joyce
N. Hoffman, Senior Vice President and Corporate Secretary, Principal Financial Group, 711 High Street, Des Moines, Iowa 50392-0300. Your notice must comply with certain other requirements set forth in the Company's By-Laws, a copy of which may be obtained from the Corporate Secretary of the Company.

April 3, 2003

                     APPENDIX A -- AUDIT COMMITTEE CHARTER

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                       OF PRINCIPAL FINANCIAL GROUP, INC.

     The Audit Committee is appointed by the Board to monitor (1) the integrity of the financial reporting processes and systems of internal accounting and financial controls of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the qualifications and independence of the Company's primary independent auditor, and (4) the performance of the Company's internal and primary independent auditors. The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement. It is the responsibility of the Audit Committee to maintain free and open communications between the Audit Committee, independent and internal auditors, management and the Board of Directors.

     The members of the Audit Committee shall meet the composition, independence and financial expertise requirements of the New York Stock Exchange Listing Standards and Section 10A of the Securities Exchange Act of 1934, and the rules promulgated thereunder. The members and the chairperson of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating Committee. In the absence of the chairperson, the chairperson of the Board may appoint an acting chairperson of the Audit Committee.

     The Audit Committee shall be directly responsible for the appointment, termination, compensation and oversight of all of the work the Company's primary independent auditor performs for the Company, whether audit, audit related, tax or other, and have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or primary independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Audit Committee shall meet not less than four times per year and shall make regular reports to the Board addressing such matters as the quality and integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements and the performance of the independent and internal auditors. Director's fees are the only compensation that an Audit Committee member may receive from the Company.

     The Audit Committee shall:

           1. Annually evaluate Committee performance and compliance with this Charter. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. Publish this Charter at least every three years in accordance with SEC regulations.

           2. Review the annual audited and quarterly financial statements with management and the primary independent auditor, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations," earnings press releases and financial information and earnings guidance provided to analysts and rating agencies, prior to the release of quarterly and annual earnings.

           3. Receive timely reports from the Company's primary independent auditor of (1) all critical accounting policies and practices to be used;
     (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditors; and (3) other material written communications between the primary independent auditor and management.

           4. Review an analysis prepared by management and the primary independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

           5. Review with the primary independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

           6. In consultation with management, the primary independent auditor and internal auditors, consider the integrity of the Company's financial reporting processes and controls. Review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

           7. Review major changes to the Company's auditing and accounting principles and practices as suggested by the primary independent auditor, internal auditor or management.

           8. Appoint the primary independent auditor and approve all audit engagement fees and terms with the primary independent auditor, which firm shall be selected by and is directly accountable to the Audit Committee. The Audit Committee is directly responsible for the oversight of the primary independent auditor.

           9. Evaluate the performance of the primary independent auditor and, if so determined by the Audit Committee, replace the primary independent auditor.

           10. Pre-approve all engagements and compensation to be paid to the primary independent auditor consistent with the Principal Financial Group, Inc. Policy on Auditor Independence. The pre-approval of engagements may be delegated to a single member of the Audit Committee.

           11. Receive periodic written reports from the primary independent auditor delineating all relationships between the auditor and the Company; discuss such reports with the auditor on an annual basis, and if so determined by the Audit Committee, take appropriate action to satisfy itself of the independence of the auditor.

           12. Review the independent auditor's internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review of the firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

           13. Review the primary independent auditor's audit plan and discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

           14. Discuss with the primary independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

           15. Review the appointment, performance and replacement of the senior internal auditing executive.

           16. Review the significant issues reported to management prepared by the internal auditing department and management's responses.

           17. Review the budget, plan, changes in plan, activities, organization structure and qualification of the internal audit department, as needed.

           18. Obtain reports from management, the Company's senior internal auditing executive and the primary independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Statement of Business Practices.

           19. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

           20. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Statement of Business Practices.

           21. Review with the Company's counsel any legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

           22. Review the Company's policies with respect to risk assessment and risk management.

           23. Set clear hiring policies for employees or former employees of the primary independent auditor.

           24. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

           25. Review personal loans the Company has to directors and executive officers.

           26. Meet at least annually with the senior internal auditing executive, the primary independent auditor, and management in separate executive sessions.

     While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the primary independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the primary independent auditor or to assure compliance with laws and regulations and the Company's Statement of Business Practices.

EE 9039-1

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                                                            this example

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                           Directors' Proposals (p. 3)
                        Directors recommend a vote "FOR"
--------------------------------------------------------------------------------

1. Elect all                                   Withhold
   Director                   For(*)           Authority
   Nominees                   [ ]                 [ ]

*To withhold authority for any nominee, write the number preceding the nominee's name on the lines below.

Director Nominees:

(01) J. Barry Griswell, (02) Charles S. Johnson, (03) Richard L. Keyser, (04) Arjun K. Mathrani, (05) Elizabeth E. Tallett

Withhold authority for: _________   _________   ________   _________   _________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Ratification of Auditors (p. 11)
                        Directors recommend a vote "FOR"

                        FOR [ ]   AGAINST [ ]   ABSTAIN [ ]
--------------------------------------------------------------------------------

Signature(s)________________________________________________ Date ______________
Note: Please sign as name appears above. When signing as administrator or trustee, please give full title as such.

                                                            [Logo] Principal
                                                                       Financial
                                                                       Group
.................................................................................
                            - FOLD AND DETACH HERE -

                        Vote by Mail or Phone or Internet

                          24 Hours a Day, 7 Days a Week

    Vote by Mail                    Vote by Phone                      Vote on the Internet
Mark, sign and date your           Call toll-free                     Access the Internet
Voting Instruction Card            800-435-6710 on a                  address:
and return it in the        OR     touch-tone phone. You      OR      http://www.eproxy.com/pfg
enclosed postage-paid              will be asked to enter             to cast your vote. You
envelope.                          the control number in              will be prompted to
                                   the box below.                     enter the control number
                                                                      in the box below.

If you vote by telephone or on the Internet, you do NOT need to mail in your Voting Instruction Card.
       Your voting instruction must be received no later than 11 PM, EDT, May 14, 2003.

--------------------------------------------------------------------------------
EE 9055-1

--------------------------------------------------------------------------------

[Logo] Principal                                         VOTING INSTRUCTION CARD
          Financial
          Group

The signer of this Voting Instruction Card hereby authorizes Northern Trust Investments, Inc., Portfolio Manager of the Principal Financial Group, Inc. Stock Separate Account, to vote, as agent for Principal Life Insurance Company, in person or by proxy all shares (inclusive of fractional shares) attributable to units credited to my account as of March 21, 2003, the record date, at the 2003 Annual Meeting of Shareholders to be held on May 19, 2003, or at any adjournments or postponements thereof.

Your vote for the election of Directors for the terms set forth in the Proxy Statement may be indicated on the reverse side of this card. Nominees are: (01)
J. Barry Griswell,  (02) Charles S. Johnson,  (03) Richard L. Keyser, (04) Arjun
K. Mathrani, and (05) Elizabeth E. Tallett.

You must indicate how your shares are to be voted by the Portfolio Manager by checking the boxes on the reverse side of this form. If you complete the voting instruction but give no directions, Northern Trust will vote your shares for the election of all listed nominees and in accordance with the Directors' recommendations on the matters listed on the front of this card. If you do not complete the voting instruction, Northern Trust will vote your shares in the same proportion as the shares held in the Separate Account as to which Northern Trust has received voting instructions.

Your voting instruction must be received no later than 11:00 p.m. Eastern Daylight Time, May 14, 2003 in order for the Portfolio Manager to vote your shares as you instructed.

Your vote is important. Please vote by mail, by phone or on the Internet. To vote by mail, please sign and date the front of this card and return promptly in the enclosed postage-paid envelope; or mail to Mellon Investor Services, PO Box 3517, S. Hackensack, NJ 07606-3865. Instructions for voting by phone or Internet are on the reverse side.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Voting Instruction Card                                     Please mark
                                                           your votes as   [X]
                                                            indicated in
                                                            this example

--------------------------------------------------------------------------------
                           Directors' Proposals (p. 3)
                        Directors recommend a vote "FOR"
--------------------------------------------------------------------------------

1. Elect all                                 Withhold
   Director                   For(*)         Authority
   Nominees                   [ ]               [ ]

*To withhold authority for any nominee, write the number preceding the nominee's name on the lines below.

Director Nominees:

(01) J. Barry Griswell, (02) Charles S. Johnson, (03) Richard L. Keyser, (04) Arjun K. Mathrani, (05) Elizabeth E. Tallett

Withhold authority for: _________   _________   ________   _________   _________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Ratification of Auditors (p. 11)
                        Directors recommend a vote "FOR"

                        FOR [ ]   AGAINST [ ]   ABSTAIN [ ]
--------------------------------------------------------------------------------

Signature(s)________________________________________________ Date ______________
Note: Please sign as name appears above.

                                                            [Logo] Principal
                                                                       Financial
                                                                       Group
.................................................................................
                            - FOLD AND DETACH HERE -

                        Vote by Mail or Phone or Internet

                          24 Hours a Day, 7 Days a Week

    Vote by Mail                    Vote by Phone                      Vote on the Internet
Mark, sign and date your           Call toll-free                     Access the Internet
Voting Instruction Card            800-435-6710 on a                  address:
and return it in the        OR     touch-tone phone. You      OR      http://www.eproxy.com/pfg
enclosed postage-paid              will be asked to enter             to cast your vote. You
envelope.                          the control number in              will be prompted to
                                   the box below.                     enter the control number
                                                                      in the box below.

If you vote by telephone or on the Internet, you do NOT need to mail in your Voting Instruction Card.
       Your voting instruction must be received no later than 11 PM, EDT, May 14, 2003.

--------------------------------------------------------------------------------
EE 9048-1

--------------------------------------------------------------------------------

[Logo] Principal                                         VOTING INSTRUCTION CARD
          Financial
          Group

The signer of this Voting Instruction Card hereby authorizes Bankers Trust Company, NA of Des Moines, Iowa, the Trustee for The Principal Select Savings Plan for Employees and The Principal Select Savings Plan for Individual Field ("Plan"), as holder of Plan assets invested in Principal Financial Group, Inc. common stock, to vote in person or by proxy, all shares credited to my Plan account as of March 21, 2003, the record date, at the 2003 Annual Meeting of Shareholders to be held on May 19, 2003, or at any adjournments or postponements thereof.

Your vote for the election of Directors for the terms set forth in the Proxy Statement may be indicated on the reverse side of this card. Nominees are: (01)
J. Barry Griswell,  (02) Charles S. Johnson,  (03) Richard L. Keyser, (04) Arjun
K. Mathrani, and (05) Elizabeth E. Tallett.

You must indicate how the underlying Principal Financial Group, Inc. shares allocated to your Plan account are to be voted by the Trustee by checking the boxes on the reverse side of this form. If you complete the voting instruction but give no directions, the Trustee will vote your shares for the election of all listed nominees and in accordance with the Directors' recommendations on the matters listed on the front of this card. If you do not complete the voting instruction, the Trustee will vote your shares as the Trustee determines in its discretion.

Your voting instruction must be received no later than 11:00 p.m. Eastern Daylight Time, May 14, 2003 in order for the Trustee to vote your shares as you instructed.

Your vote is important. Please vote by mail, by phone or on the Internet. To vote by mail, please sign and date the front of this card and return promptly in the enclosed postage-paid envelope; or mail to Mellon Investor Services, PO Box 3517, S. Hackensack, NJ 07606-3865. Instructions for voting by phone or Internet are on the reverse side.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Proxy Card                                               Mark Here     -------
                                                         for Address   |     |
                                                         Changes or    |     |
                                                         Comments      -------

                                                         PLEASE SEE REVERSE SIDE
--------------------------------------------------------------------------------
                           Directors' Proposals (p. 3)
                        Directors recommend a vote "FOR"
--------------------------------------------------------------------------------

1. Elect all                                 Withhold
   Director                   For(*)         Authority
   Nominees                   [ ]               [ ]

*To withhold authority for any nominee, write the number preceding the nominee's name on the lines below.

Director Nominees:

(01) J. Barry Griswell, (02) Charles S. Johnson, (03) Richard L. Keyser, (04) Arjun K. Mathrani, (05) Elizabeth E. Tallett

Withhold authority for: _________   _________   ________   _________   _________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Ratification of Auditors (p. 11)
                        Directors recommend a vote "FOR"

                        FOR [ ]   AGAINST [ ]   ABSTAIN [ ]
--------------------------------------------------------------------------------

                                I consent to access future Annual Reports   [ ]
                                and Proxy Statements and other financial information electronically via the
                                Internet. (p. 29) If you have previously consented to receive proxy materials electronically, please see reverse side.

                                I plan to attend the Annual Meeting.        [ ]

Signature(s)_________________________________________________ Date _____________
Note: Please sign as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

.................................................................................
                            - FOLD AND DETACH HERE -

                        Vote by Mail or Phone or Internet

                          24 Hours a Day, 7 Days a Week

    Vote by Mail                    Vote by Phone                      Vote on the Internet
Mark, sign and date                Call toll-free                     Access the Internet
your Proxy Card and                800-435-6710 on a                  address:
return it in the          OR       touch-tone phone. You      OR      http://www.eproxy.com/pfg
enclosed postage-paid              will be asked to enter             to cast your vote. You
envelope.                          the control number in              will be prompted to
                                   the box below.                     enter the control number
                                                                      in the box below.

  Votes by phone or Internet must be completed by 11 p.m. Eastern Daylight Time, May 18, 2003.

      If you vote by phone or on the Internet, you do NOT need to mail in your Proxy Card.

.................................................................................
                            - FOLD AND DETACH HERE -

[Logo] Principal
          Financial
          Group

                         Annual Meeting Admission Ticket

                   ------------------------------------------
                                Annual Meeting of
                         Principal Financial Group, Inc.
                                  Shareholders
                   ------------------------------------------
                   Monday, May 19, 2003, 9:00 a.m. local time
                                   Auditorium
                        711 High Street, Des Moines, Iowa
                   ------------------------------------------
                   To expedite meeting check-in, please bring
                             this Admission Ticket.
                   ------------------------------------------

EE 9040-1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                      PROXY CARD

      This proxy is solicited on behalf of the Board of Directors of Principal Financial Group, Inc. for the Annual Meeting of Shareholders to be held at 9:00 a.m. local time, May 19, 2003 in the Auditorium at the corporate headquarters of Principal Financial Group, Inc.

      The Shareholder signing on the reverse side hereby appoints Michael H. Gersie, Karen E. Shaff and Joyce N. Hoffman, and each of them, proxies with full power of substitution, to vote all shares of Principal Financial Group, Inc. common stock held in the name of the Shareholder at the Annual Meeting of Shareholders and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement, subject to any directions indicated on the front of this card. If no directions are given, the proxies will vote for the election of all listed nominees and in accordance with the Directors' recommendations on the matters listed on the front of this card, and at their discretion on any other matter that may properly come before the meeting.

      Your vote for the election of Directors for the terms set forth in the Proxy Statement may be indicated on the reverse side of this card. Nominees are: (01) J. Barry Griswell, (02) Charles S. Johnson, (03) Richard L. Keyser, (04) Arjun K. Mathrani, and (05) Elizabeth E. Tallett.

      Your vote is important. Please vote by mail, by phone or on the Internet. To vote by mail, please sign and date the front of this card and return promptly in the enclosed postage-paid envelope; or mail to Mellon Investor Services, PO Box 3517, S. Hackensack, NJ 07606-3865. Instructions for voting by phone or Internet are on the reverse side.

      --------------------------------------------------------------------------
                             Address Change/Comments
                (Mark the corresponding box on the reverse side)
      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

.................................................................................
                            - FOLD AND DETACH HERE -

--------------------------------------------------------------------------------

          View Proxy Materials Online Instead of Receiving Them By Mail

If you gave your consent to access proxy materials electronically by March 21, 2003, proxy materials are not enclosed in this mailing. To view or print the Annual Report and the Proxy Statement, visit www.principal.com/2003proxy.

If you have not yet registered your consent to access future proxy materials electronically, you can register your consent by Internet or mail. By Internet:
You will be given the option to give consent when you access your account on the web. See instructions below.
By Mail: Mark the appropriate box on the attached Proxy Card (see reverse side) and return it in the enclosed postage-paid envelope.

Even if you choose online access to proxy materials, you will continue to receive proxy cards in the mail. Proxy cards include the website address where proxy materials can be viewed and printed. You may cancel your consent to access proxy materials electronically by sending a written request to Mellon Investor Services, PO Box 4425, S. Hackensack, NJ 07606-2025.

      View Your Stock Account on the Internet 24 Hours a Day, 7 Days a Week

Visit Investor ServiceDirect(R) at www.melloninvestor.com/isd to access account information and maintain your stock account. After a simple and secure process of establishing a Personal Identification Number (PIN), you will be able to log into the system. This service is provided by Mellon Investor Services, transfer agent for Principal Financial Group, Inc.

--------------------------------------------------------------------------------

         For more information about our products and services call us at 800-986-EDGE (3343) or visit us at www.principal.com, your source for information, including company news releases, details on our product and service solutions and up-to-the-minute information
                 for shareholders and the investment community.

                 WE UNDERSTAND WHAT YOU'RE WORKING FOR(SM)   [Logo] Principal
                                                                       Financial
                                                                       Group

--------------------------------------------------------------------------------